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                                                                   EXHIBIT 10.60
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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                                FUTURELINK CORP.

                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,


                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                          DATED AS OF NOVEMBER 16, 2000


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

                                TABLE OF CONTENTS


1.      DEFINITIONS AND CONSTRUCTION.........................................................1
        1.1    Definitions...................................................................1
        1.2    Accounting Terms.............................................................28
        1.3    Code.........................................................................28
        1.4    Construction.................................................................28
        1.5    Schedules and Exhibits.......................................................28

2.      LOAN AND TERMS OF PAYMENT...........................................................29
        2.1    Revolver Advances............................................................29
        2.2    [intentionally omitted]......................................................30
        2.3    Borrowing Procedures and Settlements.........................................31
        2.4    Payments.....................................................................31
        2.5    Overadvances.................................................................32
        2.6    Interest Rates and Letter of Credit Fee:  Rates, Payments, and
               Calculations.................................................................33
        2.7    Cash Management..............................................................34
        2.8    Crediting Payments; Float Charge.............................................36
        2.9    Designated Account...........................................................36
        2.10   Maintenance of Loan Account; Statements of Obligations.......................37
        2.11   Fees.........................................................................37
        2.12   Letters of Credit............................................................38
        2.13   [intentionally omitted]......................................................40
        2.14   Capital Requirements.........................................................40
        2.15   Joint and Several Liability of Borrowers.....................................41

3.      CONDITIONS; TERM OF AGREEMENT.......................................................43
        3.1    Conditions Precedent to the Initial Extension of Credit......................43
        3.2    Conditions Subsequent to the Initial Extension of Credit.....................46
        3.3    Conditions Precedent to all Extensions of Credit.............................47
        3.4    Term.........................................................................47
        3.5    Effect of Termination........................................................47
        3.6    Early Termination by Borrowers...............................................48
        3.7    Increase in Maximum Revolver Amount..........................................48

4.      CREATION OF SECURITY INTEREST.......................................................49
        4.1    Grant of Security Interest...................................................49
        4.2    Negotiable Collateral........................................................49
        4.3    Collection of Accounts, General Intangibles, and Negotiable Collateral.......49
        4.4    Delivery of Additional Documentation Required................................49
        4.5    Power of Attorney............................................................50
        4.6    Right to Inspect.............................................................51
        4.7    Control Agreements...........................................................51



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
5.      REPRESENTATIONS AND WARRANTIES......................................................51
        5.1    No Encumbrances..............................................................51
        5.2    Eligible Accounts............................................................51
        5.3    [intentionally omitted]......................................................52
        5.4    Equipment....................................................................52
        5.5    Location of Inventory and Equipment..........................................52
        5.6    Inventory Records............................................................52
        5.7    Location of Chief Executive Office; FEIN.....................................53
        5.8    Due Organization and Qualification; Subsidiaries.............................53
        5.9    Due Authorization; No Conflict...............................................53
        5.10   Litigation...................................................................55
        5.11   No Material Adverse Change...................................................55
        5.12   Fraudulent Transfer..........................................................55
        5.13   Employee Benefits............................................................56
        5.14   Environmental Condition......................................................56
        5.15   Brokerage Fees...............................................................56
        5.16   Intellectual Property........................................................56
        5.17   Leases.......................................................................56
        5.18   DDAs.........................................................................57
        5.19   Complete Disclosure..........................................................57
        5.20   Indebtedness.................................................................57

6.      AFFIRMATIVE COVENANTS...............................................................57
        6.1    Accounting System............................................................57
        6.2    Collateral Reporting.........................................................57
        6.3    Financial Statements, Reports, Certificates..................................59
        6.4    Guarantor Reports............................................................61
        6.5    Return.......................................................................61
        6.6    Maintenance of Properties....................................................62
        6.7    Taxes........................................................................62
        6.8    Insurance....................................................................62
        6.9    Location of Inventory and Equipment..........................................63
        6.10   Compliance with Laws.........................................................63
        6.11   Leases.......................................................................63
        6.12   Brokerage Commissions........................................................63
        6.13   Existence....................................................................64
        6.14   Environmental................................................................64
        6.15   Disclosure Updates...........................................................64

7.      NEGATIVE COVENANTS..................................................................65
        7.1    Indebtedness.................................................................65
        7.2    Liens........................................................................65
        7.3    Restrictions on Fundamental Changes..........................................66
        7.4    Disposal of Assets...........................................................66
        7.5    Change Name..................................................................66



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
        7.6    Guarantee....................................................................66
        7.7    Nature of Business...........................................................67
        7.8    Prepayments and Amendments...................................................67
        7.9    Change of Control............................................................68
        7.10   Consignments.................................................................68
        7.11   Distributions................................................................68
        7.12   Accounting Methods...........................................................68
        7.13   Investments..................................................................68
        7.14   Transactions with Affiliates.................................................68
        7.15   Suspension...................................................................69
        7.16   [Intentionally Omitted]......................................................69
        7.17   Use of Proceeds..............................................................69
        7.18   Change in Location of Chief Executive Office; Inventory and Equipment
               with Bailees.................................................................69
        7.19   Securities Accounts..........................................................69
        7.20   Financial Covenants..........................................................69

8.      EVENTS OF DEFAULT...................................................................71

9.      THE LENDER'S RIGHTS AND REMEDIES....................................................73
        9.1    Rights and Remedies..........................................................73
        9.2    Remedies Cumulative..........................................................75

10.     TAXES AND EXPENSES..................................................................76

11.     WAIVERS; INDEMNIFICATION............................................................76
        11.1   Demand; Protest..............................................................76
        11.2   Lender's Liability for Collateral............................................76
        11.3   Indemnification..............................................................76

12.     NOTICES.............................................................................77

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................78

14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..........................................79
        14.1   Assignments and Participations...............................................79
        14.2   Successors...................................................................81

15.     AMENDMENTS; WAIVERS.................................................................81
        15.1   Amendments and Waivers.......................................................81
        15.2   No Waivers; Cumulative Remedies..............................................81

16.     GENERAL PROVISIONS..................................................................82
        16.1   Effectiveness................................................................82
        16.2   Section Headings.............................................................82
        16.3   Interpretation...............................................................82



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
        16.4   Severability of Provisions...................................................82
        16.5   Withholding Taxes............................................................82
        16.6   Amendments in Writing........................................................83
        16.7   Counterparts; Telefacsimile Execution........................................83
        16.8   Revival and Reinstatement of Obligations.....................................83
        16.9   Integration..................................................................83
        16.10  Parent as Agent for Borrowers................................................84
        16.11  Canadian Obligors............................................................84



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                             EXHIBITS AND SCHEDULES


Exhibit B-1                         Form of Borrowing Base Certificate
Exhibit C-1                         Form of Compliance Certificate


Schedule P-1                        Permitted Liens
Schedule 2.7(a)                     US Cash Management Banks
Schedule 2.7(c)                     Canadian Cash Management Banks
Schedule 5.5                        Locations of Inventory and Equipment
Schedule 5.7                        Chief Executive Office; FEIN
Schedule 5.8(b)                     Capitalization of Borrowers
Schedule 5.8(c)                     Capitalization of Borrowers' Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.14                       Environmental Matters
Schedule 5.16                       Intellectual Property
Schedule 5.18                       Demand Deposit Accounts
Schedule 5.20                       Permitted Indebtedness



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                           LOAN AND SECURITY AGREEMENT


                THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of November 16, 2000, between and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), FUTURELINK CORP., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

        The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

        1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                "Acquisition" means any purchase or other acquisition by Parent or its Subsidiaries of the Stock of any other Person or all or substantially all of the assets of any other Person.

                "Additional Documents" has the meaning set forth in Section 4.4.

                "Administrative Borrower" has the meaning set forth in Section 16.10.

                "Advances" has the meaning set forth in Section 2.1.

                "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint



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

venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                "Agreement" has the meaning set forth in the preamble hereto.

                "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is 548 days after the Closing Date, 2.0% of the the Maximum Revolver Amount in effect immediately prior to the prepayment of the Obligations, (b) during the period of time from and including the date that is 548 days after the Closing Date up to the Renewal Date, 1.0% of the Maximum Revolver Amount in effect immediately prior to the prepayment of the Obligations; provided, however, that in the event that the Obligations are prepaid with the proceeds from, and concurrent with, the consummation of a public offering of debt or equity securities, a private placement of subordinated notes, or a sale of all or substantially all of the assets or Stock of Borrowers, then the applicable Applicable Prepayment Premium shall be reduced by 50%.

                "ASP Dilution (Citrix)" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts arising from the Borrowers' provision of services as an application services provider to Citrix Systems, Inc. during such period, by (b) the Dollar amount of Borrowers' Collections with respect to Accounts arising from the Borrowers' provision of services as an application services provider to Citrix Systems, Inc. during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                "ASP Dilution (Non-Citrix)" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts arising from the Borrowers' provision of services as an application services provider to all Persons other than Citrix Systems, Inc. during such period, by (b) the Dollar amount of Borrowers' Collections with respect to Accounts arising from the Borrowers' provision of services as an application services provider to all Persons other than Citrix Systems, Inc. during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                "ASP Dilution Reserve (Citrix)" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Citrix Accounts by one percentage point for each percentage point by which ASP Dilution (Citrix) is in excess of 5%.

                "ASP Dilution Reserve (Non-Citrix)" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Non-Citrix Accounts by one percentage point for each percentage point by which ASP Dilution (Non-Citrix) is in excess of 5%.



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                "Assignee" has the meaning set forth in Section 14.1(a).

                "Authorized Person" means any officer or other employee of Administrative Borrower.

                "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

                "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                "Base Rate Margin" means, as of any date of determination, the following margin, to be effective as of the first day of the calendar month immediately following the date of determination, with such determination to be made based on the most recent report submitted to Lender pursuant to Section 6.2(g):

                (a) if the average of the Qualified Cash Amount for each of the days in a month is greater than $10,000,000 and the Qualified Cash Amount is greater than $10,000,000 on the last Business Day of such month, zero, and

                (b) if the average Qualified Cash Amount for each of the days in a month is equal to or less than $10,000,000 or the Qualified Cash Amount is equal to or less than $10,000,000 on the last Business Day of such month, 1.50 percentage points;

provided, however, the failure of the Borrowers to deliver the report of the Qualified Cash Amount by the date required hereunder (after giving effect to any applicable grace period) automatically shall cause the Base Rate Margin to be the highest rate set forth above, effective as of the first day of the calendar month immediately following the date on which the delivery of the report was otherwise required; and provided further, however, that for the period from the Closing Date through the last day of the calendar month during which the Closing Date occurs the Base Rate Margin shall be zero.

                "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.



                                      -3-
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                "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

                "Books" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

                "Borrowing" means a borrowing hereunder of an Advance.

                "Borrowing Base" has the meaning set forth in Section 2.1.

                "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                "Canadian Borrowing Base Conditions" means that Lender shall have received (a) duly executed originals of the Canadian Security Documents and satisfactory evidence that the security interests granted in favor of Lender pursuant thereto have been duly perfected and are senior in priority to all other liens, claims, security interests, or encumbrances, except for Permitted Liens, (b) such opinions of foreign counsel to the Canadian Obligors in form and substance reasonably satisfactory to Lender, as Lender may request, (c) a certificate from an authorized senior official of the Canadian Obligors attesting to the incumbency and signatures of authorized officials of the Canadian Obligors and to the resolutions of the Canadian Obligors' Board of Directors (or foreign equivalent) (and, if necessary, resolutions of the Canadian Obligors' shareholders) authorizing the execution and delivery of the Canadian Security Documents and the performance of the same, and authorizing specific officials of the Canadian Obligors to execute and deliver the same, (d) Lender shall have completed a collateral audit with respect to the assets of the Canadian Obligors and an examination of the Canadian Obligors' books, (e) certified copies of the policies of insurance, together with the endorsements thereto, in respect of assets owned by the Canadian Obligors, as are required hereby, the form and substance of which shall be satisfactory to Lender, and (f) such evidence that Lender may require demonstrating that (i) FutureLink Canada Corp. (A) has been continued from the Province of Alberta, Canada to the Province of Ontario, Canada, (B) has been extraprovincially registered in the Province of Alberta and each other jurisdiction where its failure to be duly registered would constitute a Material Adverse Change, and (ii) all conditions to the effectiveness of the Canadian Security Documents have been satisfied, including, without limitation, any actions required by any applicable Canadian financial assistance legislation.

                "Canadian Cash Management Bank" has the meaning set forth in
Section 2.7(c).



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                "Canadian Cash Management Account" has the meaning set forth in
Section 2.7(c).

                "Canadian Dilution" means, as of any date of determination, a percentage, to be determined by Lender based upon the results of Lender's audit, appraisal, and standard due diligence of the Canadian Obligors, that is the result of dividing (a) the Canadian dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the accounts of the Canadian Obligors during such period, by (b) the Canadian dollar amount of the Canadian Obligors' Collections with respect to accounts during such period (excluding extraordinary items) plus the Canadian dollar amount of clause (a).

                "Canadian Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Canadian Accounts by one percentage point for each percentage point by which Canadian Dilution is in excess of 5%.

                "Canadian Dollars" or "C$" each means the lawful money of Canada.

                "Canadian Guaranty" means a Guaranty executed and delivered by the Canadian Obligors in favor of Lender, in form and substance satisfactory to Lender, as such agreement may be amended, supplemented or modified from time to time.

                "Canadian Obligors" means 3045207 Nova Scotia Company, a company organized under the laws of Nova Scotia, 1423280 Ontario Inc., a company organized under the laws of Ontario, and FutureLink Canada Corp., a company organized under the laws of Ontario.

                "Canadian Security Agreement" means that a Security Agreement executed and delivered by the Canadian Obligors in favor of Lender, in form and substance satisfactory to Lender, as such agreement may be amended, supplemented or modified from time to time.

                "Canadian Security Documents" means, collectively, such instruments, agreements, and documents governed by the laws of Canada or any political subdivision thereof, as Lender may require in order to secure the obligations of the Canadian Obligors, including the Canadian Security Agreement, the Canadian Guaranty, and the Hypothec.

                "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the



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

date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and
(d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                "Cash Management Bank" shall mean either a US Cash Management Bank or a Canadian Cash Management Bank, as the context requires.

                "Cash Management Account" shall mean either a US Cash Management Account or a Canadian Cash Management Account, as the context requires.

                "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Administrative Borrower or a Canadian Obligor, Lender, and one of the Cash Management Banks.

                "CFC" means a controlled foreign corporation (as that term is defined in the IRC) organized in connection with the consummation of a Permitted Acquisition.

"Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the Threshold Percentage, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) except to the extent that Parent ceases to directly own and control 100% of the outstanding capital Stock of any other Borrower extant as of the Closing Date and the cause of such failure is solely the result of the Borrowers' permitted consummation of the Reorganization Transactions, any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date; provided, however, that in the event that Parent ceases to own and control 100% of the outstanding capital Stock of UK Holding Company the foregoing shall not be deemed violated so long as Parent continues to own and control at least 51% of the outstanding capital Stock of UK Holding Company; it being understood that UK Holding Company must continue to own and control 100% of the outstanding capital Stock of UK Borrower; provided, further, however, that clause (c) of this definition shall not be deemed violated as a result of the consummation of a Permitted Canadian Disposition, or (d) from and after the permitted consummation of the Reorganization Transactions,



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

Borrowers shall cease to directly own and control 100% of the outstanding capital Stock of NewCo.

                "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Administrative Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                "Closing Date Business Plan" means the set of Projections of Borrowers for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                "Code" means the California Uniform Commercial Code, as in effect from time to time.

                "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                        (a) Accounts,

                        (b) Books,

                        (c) Equipment,

                        (d) General Intangibles,

                        (e) Inventory,

                        (f) Investment Property,

                        (g) Negotiable Collateral,

                        (h) Real Property,

                        (i) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                        (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other

Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

                "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of a Borrower or a Canadian Obligor.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

                "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof, and (c) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors as a result of contractual rights existing in favor of one or more of the Permitted Holders.

                "Contribution Agreement" means a contribution agreement executed and delivered by each of the Borrowers, in form and substance satisfactory to Lender.

                "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

                "copyright" shall have the meaning ascribed to such term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

                "Customer Deposit Reserve" means, as of any date of determination, a reserve for deposits received by Borrowers from its customers from time to time for services to be rendered or goods to be delivered in an amount as shall be determined by Lender in its Permitted Discretion from time to time on or after the Closing Date.

                "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                "DDA" means any checking or other demand deposit account maintained by any Borrower.

                "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                "Designated Account" means account number 4950019588 of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Lender.

                "Designated Account Bank" means Wells Fargo Bank, National Association, whose office is located at 2030 Main Street, Suite 900, Irvine, California 92614, and whose ABA number is 121000248.

                "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts (other than such Accounts arising from the Borrowers' provision of services as an application services provider) during such period, by (b) the Dollar amount of Borrowers' Collections with respect to Accounts (other than such Accounts arising from the Borrowers' provision of services as an application services provider) during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Borrower Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

                "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                "Dollars" or "$" means United States dollars.

                "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                "Eligible Accounts" means the Eligible Borrower Accounts, Eligible ASP Accounts, and the Eligible Canadian Accounts.

                "Eligible ASP Accounts" means any Account created by one of the Borrowers as to which each of the following is applicable (a) such Account does not qualify as an Eligible Borrower Account solely because the services giving rise to such Account have not been performed by the applicable Borrower as of the original invoice date, (b) Lender has a perfected first priority security interest in such Account, (c) such Account arose from the relevant Borrower's anticipated provision of services as an application service provider, wherein such Borrower hosts the applicable Account Debtor's applications from such

Borrower's data center, and (d) the period during which such Account shall become an Eligible ASP Account shall commence on the first Business Day of the month immediately following the original invoice date and shall no longer be deemed an Eligible ASP Account on the date that is 60 days immediately following the date that the relevant Account became an Eligible ASP Account.

                "Eligible Borrower Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. Eligible Borrower Accounts shall not include the following:

                        (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 30 days; provided, however, upon written request from Borrowers to extend the foregoing 90 day period to up to 120 days in the case of highly creditworthy Account Debtors, Lender agrees to consider such request and approve or deny such request based upon its Permitted Discretion,

                        (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                        (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower; provided, however, upon written request from Borrowers to include Accounts owed by Pequot and so long as such request includes a copy of the relevant agreements, Lender agrees to consider such request and approve or deny such request based upon its Permitted Discretion,

                        (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                        (e) Accounts that are not payable in Dollars,

                        (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or
(ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                        (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Lender's satisfaction),

                        (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                        (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                        (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                        (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                        (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                        (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

                        (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
(ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                        (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services (including any service or maintenance Accounts that are billed in advance of the completion of the rendition of the subject services; provided, however, that solely with respect to a maintenance Account that otherwise fully complies with the criteria for eligibility as an Eligible Borrower Account and as to which the applicable Borrower has completed performance for the period set forth on the relevant invoice, any such Account shall be deemed an Eligible Borrower Account).

                "Eligible Canadian Accounts" means any account of a Canadian Obligor as to which each of the following is applicable (a) such account does not qualify as an Eligible Borrower Account solely because of one or more of the following reasons (x) such account is an account of a Canadian Obligor rather than of a Borrower, (y) such account is payable in Canadian Dollars, or (z) the Account Debtor with respect to such account maintains its chief executive office in Canada rather than in the United States or is organized under the laws of Canada or a political subdivision thereof rather than under the laws of the United States or any State thereof, and (b) Lender has a perfected first priority security interest in such account.

                "Eligible Citrix Accounts" means Eligible ASP Accounts owing by Citrix Systems, Inc.

                "Eligible Non-Citrix Accounts" means all Eligible ASP Accounts other than Eligible Citrix Accounts.

                "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

                "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.
Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                "Equipment Provider Letters" means such letter agreements between Lender and such of the Borrowers' equipment lessors and purchase money financiers as Lender shall require, in each case, in form and substance satisfactory to Lender.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                "Event of Default" has the meaning set forth in Section 8.

                "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                "Exchange Rate" means and refers to the nominal rate of exchange (vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

                "Existing Lender" means CIBC.

                "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

                "FEIN" means Federal Employer Identification Number.

                "Foreign Exchange Reserve" means, as of any date of determination, a reserve for foreign currency exchange rate risk with respect to the Eligible Canadian Accounts in such amount as shall be determined by Lender in its Permitted Discretion from time to time on or after the Closing Date.

                "Funding Date" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                "Hypothec" means the security document made by one or more of the Canadian Obligors in favor of Lender, in form and substance (including being governed by the laws of Quebec) satisfactory to Lender.

                "Indebtedness" means (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with Borrower's customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any obligation of any other Person.

                "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                "Indemnified Person" has the meaning set forth in Section 11.3.

                "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal, or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                "Intellectual Property" means all patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of any Person as currently conducted that are material to the condition (financial or otherwise), business, or operations of such Person.

                "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and Agent, the form and substance of which is satisfactory to Agent.

                "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

                "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                "L/C" has the meaning set forth in Section 2.12(a).

                "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

                "L/C Undertaking" has the meaning set forth in Section 2.12(a).

                "Lender" has the meaning set forth in the preamble to this Agreement.

                "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Administrative Borrower, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

                "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) reasonable fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

               "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                "Loan Account" has the meaning set forth in Section 2.10.

                "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Canadian Guaranty, the Canadian Security Agreement, the Hypothec, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Intercompany Subordination Agreement, the Letters of Credit, the Officers' Certificate, the Stock Pledge Agreement, the Registration Rights Agreement, the Trademark Security Agreement, the Equipment Provider Letters, the Warrant, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

                "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of Borrowers' (taken as a whole) ability to perform their obligations under the Loan Documents or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

                "Maximum Canadian Advance Amount" means $10,000,000.

                "Maximum Revolver Amount" means the result of (a) $25,000,000, minus (b) the then extant amount of the UK Loan Usage; provided, however, that, upon and subject to the satisfaction of the conditions set forth in Section 3.7 hereof, clause (a) shall be permanently increased to $30,000,000.

                "Maximum UK Loan Amount" means the result of (a) $5,000,000, minus (b) the amount by which the Revolver Usage exceeds $20,000,000 (or, if clause (a) of the definition of Maximum Revolver Amount has been increased to $30,000,000, the amount by which the Revolver Usage exceeds $25,000,000).

                "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                "NewCo" is defined within the definition of "Reorganization Transactions."

                "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                "Originating Lender" has the meaning set forth in Section
14.1(d).

                "Overadvance" has the meaning set forth in Section 2.5.

                "Parent" has the meaning set forth in the preamble to this Agreement.

                "Participant" has the meaning set forth in Section 14.1(d).

                "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers.

                "Pequot" means Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc., and their Affiliates.

                "Permitted Acquisition" means a Permitted Cash Acquisition or a Permitted Non-Cash Acquisition, as the context requires.

                "Permitted Canadian Disposition" means the sale or other disposition by Parent or the Canadian Obligors, as applicable, of all or any portion of the Stock or assets of the Canadian Obligors so long as (a) no Event of Default shall have occurred and be continuing or would result therefrom, (b) the total cash consideration payable in connection with the Permitted Canadian Disposition is not less than an amount equal to that portion of the Obligations incurred by Borrowers in respect of clause (w) of the definition of "Borrowing Base" contained in Section 2.1(a) hereof (the "Required Amount"), and (c) Parent or the Canadian Obligors, as applicable, shall have caused the purchaser of such Stock or assets to wire transfer to Lender in immediately available funds the Required Amount.

                "Permitted Cash Acquisition" means any Acquisition as to which each of the following is applicable (a) such Acquisition does not qualify as an Permitted Non-Cash Acquisition solely because the consideration payable in respect of the proposed Acquisition includes some form of consideration other than solely the common Stock of Parent or other Stock of Parent that does not require any current cash payment during the term of this Agreement, (b) after giving effect to the proposed Acquisition, the Borrowers have Excess Availability and unrestricted cash and Cash Equivalents of not less than $20,000,000, (c) the total value of the cash consideration payable by the Borrowers in connection with the proposed Acquisition does not exceed $2,500,000, and (d) the total value of the cash consideration payable by Borrowers in connection with all Permitted Cash Acquisitions shall not exceed $10,000,000 in any consecutive 12 month period.

                "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                "Permitted Dispositions" means (a) sales or other dispositions by Borrowers or Canadian Obligors of equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's or Canadian Obligor's business, (b) sales by Borrowers or Canadian Obligor's of inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers and Canadian Obligors in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing by Borrowers and Canadian Obligors, on a non-exclusive basis, of patents, trademarks, and other intellectual property rights in the ordinary course of the applicable Borrower's or Canadian Obligor's business, (e) the Permitted Canadian Disposition, and (f) sales or other dispositions of the capital Stock of UK Holding Company so long as after giving effect thereto Parent continues to own and control not less than 51% of the outstanding capital Stock of UK Holding Company.

                "Permitted Holders" means Pequot, Microsoft Corporation and its Affiliates, Commonwealth Associates, L.P., and its Affiliates, and the Glen Holmes Family Trust.

                "Permitted Investments" means (a) Investments in Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Borrower in any other Borrower provided that if any such Investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement, (e) so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) if (1) Borrowers have Excess

Availability and unrestricted cash and Cash Equivalents of not less than $20,000,000 after giving effect thereto, Investments by Parent in CFCs of Parent in an aggregate amount outstanding at any one time equal to the result of (A) $1,500,000 minus (B) the aggregate amount of guaranties that were made from and after the Closing Date and remain outstanding pursuant to Section 7.6(a) or (2) Borrowers have Excess Availability and unrestricted cash and Cash Equivalents of not less than $25,000,000 after giving effect thereto, Investments by Parent in CFCs of Parent in an aggregate amount outstanding at any one time equal to the result of (A) $2,000,000 minus (B) the aggregate amount of guaranties that were made from and after the Closing Date and remain outstanding pursuant to Section 7.6(a).

                "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers.

                "Permitted Non-Cash Acquisition" means an Acquisition so long as:

                (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

                (b) the assets being acquired, or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto,

                (c) the consideration payable in respect of the proposed Acquisition shall be composed solely of common Stock of Parent or other Stock of Parent that does not require any current cash payment during the term of this Agreement (other than a permitted cash payment made pursuant to clause (e) of the definition of Permitted Investments),

                (d) in the case of (i) a Stock Acquisition of a Person that will not be a CFC or (ii) an asset Acquisition by Parent or any of its Subsidiaries, Parent has provided Lender with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and Lender), Borrowers would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements,

                (e) in the case of (i) a Stock Acquisition of a Person that will not be a CFC, or (ii) an asset Acquisition by Parent or any of its Subsidiaries, Lender has completed its audit, appraisal, and standard due diligence with respect to the assets or Person that is to be the subject of the proposed Acquisition and the results thereof are reasonably satisfactory to Lender,

                (f) in the case of (i) a Stock Acquisition of a Person that will be a CFC, or (ii) an asset Acquisition by a CFC, Parent has provided to Lender prior written notice thereof not less than 30 days prior to the anticipated closing date of the subject Acquisition together with such documentation that Lender may require demonstrating that after giving effect to the subject Acquisition, the Borrowers and their Subsidiaries (taken as a whole) would not suffer a Material Adverse Change as a result of such proposed Acquisition (and Lender shall have 10 Business Days from and after the receipt by Lender of such documentation to notify Administrative Borrower of its consent to the consummation of the proposed Acquisition and the failure to provide such notification within such period shall be deemed to reflect Lender's consent thereto),

                (g) in the case of an asset Acquisition by a Person that will not be a CFC, the subject assets are being acquired by one or more of the Borrowers,

                (h) in the case of a Acquisition of a Person that will not be a CFC, the subject Stock is being acquired in such Acquisition directly by Parent (or NewCo after the Reorganization Transactions),

                (i) in the case of an asset Acquisition by a Person that will not be a CFC, the relevant Borrower shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Lender in order to include the newly acquired assets within the Collateral,

                (j) in the case of a Stock Acquisition of a Person that will not be a CFC, the Borrowers shall have executed and delivered a supplement to the Stock Pledge Agreement in order to include the Stock being acquired thereunder and shall have delivered to Lender possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank,

                (k) in the case of a Stock Acquisition of a Person that will not be a CFC, the Borrowers shall have caused such acquired Person to execute and deliver a joinder to this Agreement in order to make such Person a party hereto, together with any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Lender in order to cause such cause acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the Collateral, and

                (l) in the case of (i) a Stock Acquisition of a Person that will not be a CFC, or (ii) an asset Acquisition by Parent or any of its Subsidiaries, the agreements, instruments, and other documents executed in connection with the proposed Acquisition provide that (A) neither any Borrower nor any of their respective Subsidiaries shall, in connection with the proposed Acquisition, assume or remain liable in respect of any Indebtedness of the sellers, or other obligations of the sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property), and (B) all property so acquired in connection with the proposed Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and, if any such property is subject to any Lien not permitted by this clause (B) then, concurrently with the proposed Acquisition such Lien is released).

                "Permitted Protest" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                "Permitted Purchase Money Indebtedness" means, so long as no Event of Default has occurred and is continuing or would result therefrom, Purchase Money Indebtedness incurred by Parent and its Subsidiaries in an amount not to exceed $15,000,000 during any fiscal year.

                "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                "Personal Property Collateral" means all Collateral other than Real Property.

                "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                "Qualified Cash Amount" means, as of any date of determination, the amount of cash and Cash Equivalents of Parent and its Subsidiaries that is on deposit with banks, or in Securities Accounts with securities intermediaries, or any combination thereof and which such deposit account or Securities Account, in the case of any deposit account or Securities Account maintained by a branch office located within the United States of any bank or securities intermediary, is subject to a Control Agreement.

                "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

                "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                "Registration Rights Agreement" means a registration rights agreement executed and delivered by Parent and Lender, the form and substance of which is satisfactory to Lender.

                "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                "Renewal Date" has the meaning set forth in Section 3.4.

                "Reorganization Transaction Conditions" means (a) no Event of Default shall have occurred or be continuing or would result therefrom, (b) Parent shall have given Lender not less than 30 days prior written notice of its intention to commence the Reorganization Transactions, (c) Lender shall have received copies of each of NewCo's Governing Documents (such Governing Documents to be in form and substance satisfactory to Lender and shall include, among other things, that the Stock of NewCo shall be (i) certificated, and (ii) governed by Article 8 of the Code) certified by the Secretary of NewCo as being a true, correct, and complete copy thereof, (d) upon the formation of NewCo, Lender shall have received from NewCo a joinder to this Agreement in order to make NewCo a party hereto, together with any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Lender, in each case, in form and substance satisfactory to Lender, and (e) upon the formation of NewCo, each of the interest holders of NewCo shall have executed and delivered to Lender (i) a supplement to the Stock Pledge Agreement (the form and substance of which is satisfactory to Lender) in order to include the Stock of NewCo, and (ii) all of the issued and outstanding shares of Stock of NewCo, together with membership interest powers with respect thereto endorsed in blank.

                "Reorganization Transactions" means the following transactions:
(a) the due organization by Borrowers (other than Parent) of a new, direct, wholly-owned Subsidiary ("NewCo"), (b) the transfer by each Borrower (other than Parent) to NewCo of all of its assets (other than any Intellectual Property held by such Borrower, which Intellectual Property will be distributed by such Borrowers to Parent) in exchange for Stock of NewCo, and (c) the staged dissolution of each such Borrower.

                "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $25,000,000.

                "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                "Securities Account" means a "securities account" as that term is defined in the Code.

                "Series A Preferred Stock" means the Series A Convertible Preferred Stock, no par value, of Parent, having the rights and preferences set forth on the certificate of designation with respect to such Stock as in effect as of the Closing Date.

                "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                "Stock Acquisition" means an Acquisition by Parent or its Subsidiaries of all of the Stock of any Person.

                "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by each Borrower that owns Stock of a Subsidiary of Parent.

                "Subordinated Debt" means Indebtedness of Parent, the terms and condition of which (including the subordination provisions relative thereto) are satisfactory to Lender in its sole discretion.

                "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, that references herein to Parent and its Subsidiaries, to Borrowers and their Subsidiaries, or other similar expressions shall not include any CFCs acquired, directly or indirectly, by Parent after the Closing Date; it being understood that UK Holding Company, UK Borrower, and each of the Canadian Obligors shall be included in such references.

                "Tangible Net Worth" means, as of any date of determination, the result of (a) the result of (i) the total stockholder's equity of Parent and its Subsidiaries, plus (ii) the Subordinated Debt, minus (b) the sum of (i) all Intangible Assets of Parent and its Subsidiaries, (ii) all of Parent's and its Subsidiaries' prepaid expenses, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates, in all cases, as determined in accordance with GAAP.

                "Taxes" has the meaning set forth in Section 16.5.

                "Threshold Percentage" means the lesser of (a) 25%, and (b) as of any date of determination, the percentage of the Stock of Parent held by the Permitted Holders.

                "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Lender, the form and substance of which is satisfactory to Lender.

                "Triggering Event" means either (a) the occurrence and continuation of an Event of Default, or (b) the failure of Parent and its Subsidiaries to maintain (i) an average Qualified Cash Amount for each of the days in any month greater than $10,000,000, or (ii) a Qualified Cash Amount greater than $10,000,000 on the last Business Day of any month.

                "UK Borrower" means FutureLink Europe Ltd., a corporation organized under the laws of England.

                "UK Debenture" means, collectively, those certain fixed and floating charge debentures, executed and delivered by UK Borrower in favor of Lender, in form and substance satisfactory to Lender.

                "UK Guaranty" means a Guaranty executed and delivered by the Borrowers, UK Holding Company, and the Canadian Obligors of the Indebtedness of the UK Borrower owing under the UK Loan Documents, the form and substance of which is satisfactory to Lender.

                "UK Holding Company" means KNS Holdings Limited, a company organized under the laws of England.

                "UK Loan Agreement" means a loan agreement between Lender and the UK Borrower providing for the making of advances by Lender to UK Borrower in a maximum amount outstanding at any one time not to exceed the Maximum UK Loan Amount.

                "UK Loan Documents" means, collectively, such instruments, agreements, and documents as Lender may require in order to evidence and secure the obligations of the UK Borrower, including the UK Loan Agreement, the UK Security Documents, and the UK Guaranty.

                "UK Loan Usage" means, as of any date of determination, the then extant amount of Indebtedness outstanding under the UK Loan Agreement.

                "UK Security Documents" means, collectively, such instruments, agreements, and documents governed by the laws of England as Lender reasonably may require in order to secure the Indebtedness of UK Borrower under the UK Loan Agreement, including the UK Debenture.

                "UK Stock Pledge Agreement" means a mortgage over shares, in form and substance satisfactory to Lender, executed and delivered by Parent with respect to 65% of the shares of Stock of UK Holding Company.

                "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

                "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                "US Cash Management Bank" has the meaning set forth in Section 2.7(a).

                "US Cash Management Account" has the meaning set forth in
Section 2.7(a).

                "Voidable Transfer" has the meaning set forth in Section 16.8.

                "Warrant" means a common stock warrant executed and delivered by Parent to Lender, the form and substance of which is satisfactory to Lender.

                "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

        1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

        1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

        2.1 REVOLVER ADVANCES.

                (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the then extant Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                        (v) the lesser of

                                (i) 85% of the amount of Eligible Borrower
                        Accounts, less the amount, if any, of the Dilution Reserve, and

                                (ii) an amount equal to Borrowers' Collections
                        with respect to Accounts for a period immediately preceding the date of determination to be determined by Lender in its Permitted Discretion following Borrowers' compliance with Section 3.2(b), plus

                (w) from and after the date of the completion of the Canadian Borrowing Base Conditions through and including (but not after) the date of the consummation of the Permitted Canadian Disposition, the least of

                                (i) 85% of the amount of Eligible Canadian
                        Accounts, less the amount, if any, of the Canadian Dilution Reserve, and

                                (ii) an amount equal to the Canadian Obligors'
                        Collections with respect to their accounts for a period immediately preceding the date of determination to be determined by Lender based upon the results of Lender's audit, appraisal, and standard due diligence of the Canadian Obligors, and

                                (iii) the Maximum Canadian Advance Amount, plus

                (x)     the lesser of

                                (i) 85% of the amount of Eligible Non-Citrix
                        Accounts, less the amount, if any, of the ASP Dilution Reserve (Non-Citrix), and,

                                (ii) $2,500,000, plus

                (y)     the lesser of

                                (i) 85% of the amount of Eligible Citrix
                        Accounts, less the amount, if any, of the ASP Dilution Reserve (Citrix), and

                                (ii) $500,000, minus

                (z) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

                (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) one (1) months rent for each leased location of the Borrowers and their Subsidiaries for which an acceptable Collateral Access Agreement has not been received by Lender (irrespective of whether any rent is currently due), (iv) the Foreign Exchange Reserve, and (v) the Customer Deposit Reserve.

                (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the then extant Maximum Revolver Amount.

                (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

        2.2 [INTENTIONALLY OMITTED]

        2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

        2.4 PAYMENTS.

                        (a) PAYMENTS BY BORROWERS. (i) Except as otherwise
                expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (b) APPLICATION, AND REVERSAL OF PAYMENTS.

                        (i) All payments shall be remitted to Lender and all
                such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                                A. first, to pay any Lender Expenses then due to
                        Lender under the Loan Documents, until paid in full,

                                B. second, to pay any fees then due to Lender
                        under the Loan Documents until paid in full,

                                C. third, ratably to pay interest due in respect
                        of Advances until paid in full,

                                D. fourth, to pay the principal of all Advances
                        until paid in full,

                                E. fifth, if an Event of Default has occurred
                        and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                                F. sixth, to pay any other Obligations
                        (including the Obligations of Borrowers then owing under the UK Guaranty) until paid in full, and

                                G. seventh, to Borrowers (to be wired to the
                        Designated Account) or such other Person entitled thereto under applicable law.

                        (ii) In each instance, so long as no Default or Event of
                Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                        (iii) For purposes of the foregoing, "paid in full"
                means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                        (iv) In the event of a direct conflict between the
                priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

        2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

        2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                        (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 8%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                        (b) LETTER OF CREDIT FEE. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                        (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                                (i) all Obligations (except for undrawn Letters
                        of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                                (ii) the Letter of Credit fee provided for above
                        shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

                        (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

                        (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                        (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7 CASH MANAGEMENT.

                        (a) Each of the Borrowers shall (i) continue to maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "US Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such US Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a US Cash Management Bank) into a bank account in Lender's name (each a "US Cash Management Account") at one of the US Cash Management Banks; provided, however, that until the earlier of (y) the occurrence of a Triggering Event (including an Event of Default arising as a result of Borrowers' failure to comply with Section 3.2(b) hereof, or (z) the date on which an individual Borrower has successfully centralized and consolidated its respective accounting systems with the accounting system of Parent located in Lake Forest, California, each Borrower (other than Parent) may continue to keep its existing operating accounts with banks other than the US Cash Management Bank so long as such other banks and Lender have entered into a blocked account arrangement on terms satisfactory to Lender.

                        (b) Each US Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such US Cash Management Account and proceeds thereof are held by such US Cash Management Bank on behalf of Lender or bailee-in-possession for Lender, (ii) the US Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable US Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such US Cash Management Account and for returned checks or other items of payment, and (iii) from and after the receipt by the applicable US Cash Management Bank of a notice that a Triggering Event has occurred, it immediately will forward by daily sweep all amounts in the applicable US Cash Management Account to the Lender's Account.

                        (c) Borrowers shall cause each of the Canadian Obligors to (i) continue to maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(c) (each, a "Canadian Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its account debtors forward payment of the amounts owed by them directly to such Canadian Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by account debtors to a Canadian Cash Management Bank) into a bank account in Lender's name (a "Canadian Cash Management Account") at one of the Canadian Cash Management Banks.

                        (d) Each Canadian Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and the relevant Canadian Obligor, in form and substance acceptable to Lender. Each such Canadian Cash Management

Agreement shall provide, among other things, that (i) all items of payment deposited in such Canadian Cash Management Account and proceeds thereof are held by such Canadian Cash Management Bank on behalf of Lender or bailee-in-possession for Lender, (ii) the Canadian Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Canadian Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Canadian Cash Management Account and for returned checks or other items of payment, and (iii) from and after the receipt by the applicable Canadian Cash Management Bank of a notice that a Triggering Event has occurred, it immediately will forward by daily sweep all amounts in the applicable Canadian Cash Management Account to the Lender's Account.

                        (e) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) or
(c) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers or the applicable Canadian Obligor and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers and the Canadian Obligors shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                        (f) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers or Canadian Obligors, as applicable, are hereby deemed to have granted a Lien to Lender.

        2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a

Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for 1 Business Day of `clearance' or `float' at the rate applicable to Advances under Section
2.6 on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

        2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances and Lender is authorized to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

        2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

        2.11 FEES. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                        (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to
 .375% per annum times the result of (a) the then extant Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                        (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter, and

                        (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 pay day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation.

        2.12 LETTERS OF CREDIT

                        (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                        (i) the Letter of Credit Usage would exceed the
                Borrowing Base less the amount of outstanding Advances, or

                        (ii) the Letter of Credit Usage would exceed $5,000,000,
                or

                        (iii) the Letter of Credit Usage would exceed the then
                extant Maximum Revolver Amount less the then extant amount of outstanding Advances.

                        (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

                        (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

                        (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                        (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .35% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                        (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                        (i) any reserve, deposit, or similar requirement is or
                shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                        (ii) there shall be imposed on the Underlying Issuer or
                Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

        2.13 [INTENTIONALLY OMITTED].

        2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender will use any reasonable averaging and attribution method.

        2.15 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this
Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

                (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                (g) [intentionally omitted]

                (h) [intentionally omitted]

                (i) The provisions of this Section 2.15 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3.   CONDITIONS; TERM OF AGREEMENT.

        3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                        (a) the Closing Date shall occur on or before November __, 2000;

                        (b) Lender shall have received (i) all financing statements required by Lender, duly executed by the applicable Borrowers, and Lender shall have received searches reflecting the filing of all such financing statements, and (ii) all amendments to such of the financing statements previously filed against any Borrower, as debtor, as Lender may require;

                        (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                        (i) the Control Agreements,

                        (ii) the Disbursement Letter,

                        (iii) the Due Diligence Letter,

                        (iv) the Fee Letter,

                        (v) the Cash Management Agreements,

                        (vi) the Officers' Certificate,

                        (vii) the Stock Pledge Agreement, together with all
                certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                        (viii) the Trademark Security Agreement,

                        (ix) the Intercompany Subordination Agreement,

                        (x) the Pay-Off Letter, together with UCC termination
                statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers,

                        (xi) the Contribution Agreement,

                        (xii) the Warrant,

                        (xiii) the Registration Rights Agreement,

                        (xiv) the Equipment Provider Letters,

                        (d) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                        (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                        (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 45 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                        (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                        (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                        (i) Lender shall have received such Collateral Access Agreements with respect to such of the Borrowers' and Canadian Obligors' facilities as Lender may require.

                        (j) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender;

                        (k) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                        (l) Borrowers shall have the Required Availability after giving effect to any initial extensions of credit hereunder;

                        (m) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender, and
(ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

                        (n) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its sole discretion;

                        (o) Lender shall have received Borrowers' Closing Date Business Plan;

                        (p) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                        (q) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                        (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

        3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                        (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

                        (b) no later than February 28, 2001, demonstrate to Lender's reasonable satisfaction that each of the Borrowers have successfully centralized and consolidated their respective accounting systems with the accounting system of Parent located in Lake Forest, California;

                        (c) from and after the Closing Date, Borrowers and their Subsidiaries shall use their best efforts to obtain such Collateral Access Agreements relative to the Borrowers' and Canadian Obligors' locations as Lender may require;

                        (d) within 10 days of the Closing Date, Lender shall have received such supplemental Cash Management Agreements and Control Agreements as Lender may require, each such supplemental Cash Management Agreement and Control Agreement shall have been duly executed by each of the parties thereto and be in full force and effect; and

                        (e) within 10 days of the Closing Date, Lender shall have received such evidence as Lender may require demonstrating that Borrowers have remitted all funds on deposit with the Existing Lender (other than an amount equal to 105% of the face amount of the letter of credit previously issued by Existing Lender for the account of the Borrowers) to a deposit account or Securities Account that is (i) maintained by a branch office of a bank or securities intermediary located within the continental United States, and (ii) subject to a Control Agreement.

        3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                        (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                        (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof, except to the extent such Default or Event of Default has been waived in writing by Lender;

                        (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

                        (d) no Material Adverse Change shall have occurred.

        3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on November 16, 2003 (the "Renewal Date") and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either the Borrowers or Lender may terminate this Agreement effective on the Renewal Date or on any anniversary of the Renewal Date by giving the other party at least 90 days prior written notice thereof. The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge

Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

        3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Renewal Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. The foregoing to the contrary notwithstanding, (i) the Borrowers shall not have the right to terminate this Agreement unless the UK Loan Agreement concurrently is terminated and all of the Indebtedness thereunder repaid in full, and (ii) in the event that any termination of this Agreement by the Borrowers pursuant to the first sentence of this Section 3.6 occurs as a proximate result of or in proximate connection with a refinancing of the Obligations by the Borrowers provided by Wells Fargo or any of its Affiliates, then the Applicable Prepayment Premium shall equal zero.

        3.7 INCREASE IN MAXIMUM REVOLVER AMOUNT. At any time after the Closing Date, upon 20 Business Days prior written notice by Borrowers to Lender, Borrower may request an increase in the Maximum Revolver Amount from $25,000,000 to $30,000,000. So long as no Default or Event of Default has occurred and is continuing as of the proposed date of such increase, and so long as Borrowers pay to Lender an additional fee of $25,000 in cash on the date of such proposed increase, the Maximum Revolver Amount automatically shall be increased as of such proposed date. Borrowers acknowledge and agree that the unused line fee is calculated by reference to the Maximum Revolver Amount and an increase in the amount thereof pursuant hereto will have the effect of increasing such fee.

4.   CREATION OF SECURITY INTEREST.

        4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

        4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

        4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the applicable Borrower.

        4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

        4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

        4.6 RIGHT TO INSPECT. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

        4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.   REPRESENTATIONS AND WARRANTIES.

                In order to induce Lender to enter into this Agreement, each Borrower, for itself and each of its Subsidiaries, makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

        5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of account debtors created by the sale and delivery of inventory or the rendition of services to such account debtors in the ordinary course of Borrowers' (or Canadian Obligors' as applicable) business, owed to Borrowers (or Canadian Obligors as applicable) without known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such account is not:

                        (a) owed by an employee, Affiliate, or agent of a Borrower or a Canadian Obligor (except as may otherwise be approved by Lender pursuant to clause (c) of the definition of Eligible Borrower Accounts),

                        (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the account debtor may be conditional,

                        (c) payable in a currency other than Dollars (or Canadian Dollars in the case of Eligible Canadian Accounts),

                        (d) owed by an account debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the account,

                        (e) owed by an account debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower or Canadian Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such account debtor,

                        (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the account debtor or the services giving rise to such Account have not been performed and accepted by the account debtor,

                        (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, and

                        (h) an account that has not been billed to the customer.

        5.3 [INTENTIONALLY OMITTED]

        5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

        5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

        5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

        5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower and each of their respective Subsidiaries is located at the address indicated in Schedule 5.7. The FEIN (or foreign equivalent) of each Borrower and that of each of their respective Subsidiaries is identified in
Schedule 5.7.

        5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                        (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                        (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                        (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                        (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

        5.9 DUE AUTHORIZATION; NO CONFLICT.

                        (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                        (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) (other than those that have been obtained and are in force and effect or those that are required from holders of Permitted Liens in order to permit Lender to obtain a junior security interest in the collateral that is the subject of such holder's Permitted Liens) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

                        (c) Other than the filing of financing statements, fixture filings, and certain of the Loan Documents with the SEC, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                        (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                        (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                        (f) As to each Canadian Obligor, the execution, delivery, and performance by such Canadian Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Canadian Obligor.

                        (g) As to each Canadian Obligor, the execution, delivery, and performance by such Canadian Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Canadian Obligor, the Governing Documents of such Canadian Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Canadian Obligor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Canadian Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Canadian Obligor, other than Permitted Liens, or (iv) require any approval of such Canadian Obligor's interestholders or any approval or consent of any Person under any material contractual obligation of such Canadian Obligor.

                        (h) As to each Canadian Obligor, the execution, delivery, and performance by such Canadian Obligor of the Loan Documents to which such Canadian Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                        (i) As to each Canadian Obligor, the Loan Documents to which such Canadian Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Canadian Obligor will be legally valid and binding obligations of such Canadian Obligor, enforceable against such Canadian Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

        5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent's and each of its Subsidiary's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent or any of its Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

        5.12 FRAUDULENT TRANSFER.

                        (a) the Borrowers, taken as a whole, are Solvent.

                        (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

        5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

        5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

        5.15 BROKERAGE FEES. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

        5.16 INTELLECTUAL PROPERTY. Each Borrower and each Canadian Obligor owns, or holds licenses in, all Intellectual Property that is necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all Intellectual Property as to which each Borrower or a Canadian Obligor is the owner or is an exclusive licensee. Each Borrower holds no copyrights or exclusive licenses relative to copyrights.

        5.17 LEASES. Borrowers and Canadian Obligors enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and Canadian Obligors and to which Borrowers or Canadian Obligors are a party or under which Borrowers or Canadian Obligors are operating. All of such leases are valid and subsisting and no material default by Borrowers or Canadian Obligors, as applicable, exists under any of them.

        5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Borrower and Canadian Obligor, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

        5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

        5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and Canadian Obligor outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.   AFFIRMATIVE COVENANTS.

                Each Borrower, for itself and each of its Subsidiaries, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

        6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:

Weekly (a) a sales journal, collection journal, and credit register since the last such schedule (each such journal and register shall identify separately all Accounts arising from Borrowers' and Canadian Obligors' provision of services as an application services provider) and a calculation of the Borrowing Base as of such date, and

                        (b) notice of all returns, disputes, or claims.

Monthly (not            (c) Inventory reports specifying each Borrower's and
later than the          Canadian Obligor's cost of its Inventory, by category,
15th day of each
month)                  (d) a detailed calculation of the Borrowing Base
                        (including detail regarding those accounts that are not Eligible Accounts and detail identifying separately all Accounts arising from Borrowers' and Canadian Obligors' provision of services as an application services provider)),

                        (e) a detailed aging, by total, of the accounts of the Borrowers and the Canadian Obligors (each such aging shall identify separately all Accounts arising from Borrowers' and Canadian Obligors' provision of services as an application services provider), together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                        (f) a summary aging, by vendor, of Borrowers' and Canadian Obligors' accounts payable and any book overdraft,

                        (g) a report calculating the Qualified Cash Amount for each day of the prior month,

                        (h) a calculation of Dilution, Canadian Dilution, ASP Dilution (Citrix), and ASP Dilution (Non-Citrix) for the prior month, and

                        (i) a detailed calculation of Borrowers' and Canadian Obligors' Collections for the immediately preceding month.

Quarterly               (j) a detailed list of each Borrower's and each Canadian
                        Obligor's customers,

                        (k) a report regarding each Borrower's and Canadian Obligor's accrued, but unpaid, ad valorem taxes,

Upon request by         (l) copies of invoices in connection with the accounts,
Lender                  credit memos, remittance advices, deposit slips,
                        shipping and delivery documents in connection with the accounts and, for Inventory and Equipment acquired by Borrowers or Canadian Obligors, purchase orders and invoices, and

                        (m) such other reports as to the Collateral or the collateral provided by the Canadian Obligors, or the financial condition of Borrowers as Lender may request.

                In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

        6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                        (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                        (i) a company prepared consolidated balance sheet,
                income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                        (ii) a certificate signed by the chief financial officer
                of Parent to the effect that:

                                A. the financial statements delivered hereunder
                        have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                B. the representations and warranties of
                        Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                C. there does not exist any condition or event
                        that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                        (iii) for each month that is the date on which a
                financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

                        (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                        (i) financial statements of Parent and its Subsidiaries
                for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                        (ii) a certificate of such accountants addressed to
                Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                        (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                        (i) copies of Borrowers' Projections, in form and
                substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                        (d) if and when filed by any Borrower,

                        (i) 10-Q quarterly reports, Form 10-K annual reports,
                and Form 8-K current reports,

                        (ii) any other filings made by any Borrower with the
                SEC,

                        (iii) copies of Borrowers' federal income tax returns,
                and any amendments thereto, filed with the Internal Revenue Service, and

                        (iv) any other information that is provided by Parent to
                its shareholders generally,

                        (e) if and when filed by any Borrower or Canadian Obligor and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower or Canadian Obligor conducts business or is required to pay any such excise tax,
(ii) where any Borrower's or Canadian Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower or Canadian Obligor, as applicable, or (iii) where any Borrower's or Canadian

Obligor's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                        (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto, and

                        (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

                In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

        6.4 GUARANTOR REPORTS. Cause each Canadian Obligor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Lender and copies of all foreign or federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by Canadian law.

        6.5 RETURN. Cause returns and allowances as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

        6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

        6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower or Canadian Obligor or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will, and shall cause each of the Canadian Obligors to, make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal, and foreign income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower or Canadian Obligor has made such payments or deposits. Borrowers shall, and shall cause each of the Canadian Obligors to, deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower or Canadian Obligor is required to pay any such excise tax.

        6.8 INSURANCE.

                        (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall, and shall cause each of the Canadian Obligors to, maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                        (b) Administrative Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                        (c) Borrowers shall not, and shall cause each of the Canadian Obligors not to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

        6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the inventory and equipment of the Borrowers and Canadian Obligors only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such inventory or equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Borrower or Canadian Obligor provides any financing statements, fixture filings, or PPSA filings necessary to perfect and continue perfected the Lender's Liens, the Liens granted in favor of Lender by either of the Canadian Obligors, and also provides to Lender a Collateral Access Agreement.

        6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

        6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower or Canadian Obligor is a party or by which any properties and assets of any of the Borrowers or Canadian Obligors are bound, unless such payments are the subject of a Permitted Protest.

        6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower, jointly and severally, agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

        6.13 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and each Canadian Obligor's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

        6.14 ENVIRONMENTAL.

                        (a) Keep any property either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

        6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7.   NEGATIVE COVENANTS.

                Each Borrower, for itself and each of its Subsidiaries, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

        7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                        (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                        (b) Indebtedness set forth on Schedule 5.20;

                        (c) Permitted Purchase Money Indebtedness;

                        (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                        (e) Subordinated Debt;

                        (f) Indebtedness composing Permitted Investments; and

                        (g) Indebtedness of the UK Holding Company and the UK Borrower owing under the UK Loan Documents and the Indebtedness of the Borrowers, the UK Holding Company, and Canadian Obligors under the UK Guaranty.

        7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

        7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                        (a) Except in connection with the consummation of a Permitted Acquisition (provided, however, that in any such Permitted Acquisition, the applicable Borrower shall be the surviving entity of any merger, consolidation, reorganization, or recapitalization), enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock;

                        (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                        (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

Anything contained in this Section 7.3 to the contrary notwithstanding, and solely upon the satisfaction of the Reorganization Transaction Conditions, Borrowers may consummate the Reorganization Transactions.

        7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions and, solely upon the satisfaction of the Reorganization Transaction Conditions, the Reorganization Transactions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or Canadian Obligor.

        7.5 CHANGE NAME. Change any the name, FEIN, corporate structure or identity, or add any new fictitious name of any Borrower or Canadian Obligor; provided, however, that a Borrower or Canadian Obligor may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower or Canadian Obligor, as applicable, provides any financing statements, fixture filings, or PPSA filings necessary to perfect and continue perfected Lender's Liens and the Liens granted in favor of Lender by either of the Canadian Obligors.

        7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person other than:

                        (a) so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) if (1) Borrowers have Excess Availability and unrestricted cash and Cash Equivalents of not less than $20,000,000 after giving effect thereto, guaranties by Parent in respect of the obligations of CFCs of Parent and made from and after the Closing Date in an aggregate amount outstanding at any one time not to exceed the result of (A) $1,500,000 minus (B) the aggregate amount of Permitted Investments that were made from and after the Closing Date pursuant to clause (e) of the definition of Permitted Investment, or (2) Borrowers have Excess Availability and unrestricted cash and Cash Equivalents of not less than $25,000,000 after giving effect thereto, guaranties by Parent in respect of the obligations of CFCs of Parent and made from and after the Closing Date in an aggregate amount outstanding at any one time not to exceed the result of (A) $2,000,000 minus (B) the aggregate amount of Permitted Investments that were made from and after the Closing Date pursuant to clause (e) of the definition of Permitted Investment,

                        (b) the UK Guaranty and the Canadian Guaranty, and

                        (c) endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender.

        7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers', Canadian Obligors', UK Holding Company's, UK Guarantor's, or UK Borrower's business.

        7.8 PREPAYMENTS AND AMENDMENTS.

                        (a) Except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, Canadian Obligor, UK Holding Company, or UK Borrower, other than the Obligations in accordance with this Agreement or the Indebtedness under the UK Loan Agreement in accordance with its terms, and

                        (b) Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

                        (c) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of the Contribution Agreement or the Intercompany Subordination Agreement.

        7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

        7.11 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that if (i) no Event of Default shall have occurred and be continuing or would result therefrom, and
(ii) Borrowers have a Qualified Cash Amount of greater than $10,000,000 after giving effect thereto, then Parent may declare and make cash dividends on account of the Series A Preferred Stock in an amount not to exceed $360,000 in any fiscal quarter.

        7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral, any collateral hypothecated by the Canadian Obligors in favor of Lender pursuant to any of the Loan Documents, or the financial condition of any Borrower or Canadian Obligor.

        7.13 INVESTMENTS. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $50,000 outstanding at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments. Anything in this Section 7.13, the Loan Agreement, or any of the other Loan Documents to the contrary notwithstanding, Borrowers and their Subsidiaries shall not permit a CFC to consummate an Acquisition of another CFC unless any such Acquisition is a Permitted Cash Acquisition or Permitted Non-Cash Acquisition.

        7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' or the applicable Subsidiary's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers or the applicable Subsidiary than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

        7.16 [INTENTIONALLY OMITTED].

        7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

        7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower or Subsidiary provides any financing statements, fixture filings, or PPSA filings necessary to perfect and continue perfected the Lender's Liens, the Liens granted in favor of Lender by either of the Canadian Obligors, and also provides to Lender a Collateral Access Agreement with respect to such new location. The inventory and equipment of the Borrowers and Canadian Obligors shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

        7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

        7.20 FINANCIAL COVENANTS.

                        (a) Fail to maintain:


                        (i) TANGIBLE NET WORTH. Tangible Net Worth of at least
                the required amount set forth in the following table as of the applicable date set forth opposite thereto:

              Applicable Amount                            Applicable Date
              -----------------                            ---------------
                 $17,000,000                              November 30, 2000

                 $17,000,000                              December 31, 2000

                 $17,000,000                               January 31, 2001

                 $14,800,000                              February 28, 2001

                 $17,000,000                                March 31, 2001

                 $17,000,000                                April 30, 2001

                 $16,600,000                                 May 31, 2001

                 $17,000,000                                June 30, 2001

                 $16,100,000                                July 31, 2001

                 $13,500,000                               August 31, 2001

                 $17,000,000                              September 30, 2001

                 $17,000,000                               October 31, 2001

                 $16,200,000                              November 30, 2001

                 $17,000,000                              December 31, 2001

           an amount not less than         January 31, 2002 and as of the last day of each
         $17,000,000 to be determined                 calendar month thereafter
          by Lender and Borrowers by
           reference to Borrowers'
         Projections for the relevant
                    period


                        (b) Make:

                        (i) CAPITAL EXPENDITURES. non-financed capital
                expenditures in fiscal year 2001 and each fiscal year thereafter in an amount in excess of $2,500,000.

8.   EVENTS OF DEFAULT.

                Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

        8.2 If Borrowers fail to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement (i) contained in Sections 6.2 or
6.3 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (ii) contained in Sections 6.6, 6.9, or 6.10 hereof and such failure or neglect continues for a period of 15 days after the date on which such failure or neglect first occurs, or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents (giving effect to any grace period, cure periods, or required notices, if any, expressly provided for in such other Loan Documents, in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided, that, during any period of time that any such failure or neglect of the Borrowers referred to in this Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the precondition of the giving of a notice, Lender shall not be required to make further Advances; provided, however, in the event of a violation of the Tangible Net Worth covenant set forth in Section 7.20(a)(i), unless Lender has waived such violation in writing, if concurrently with the delivery to Lender of the financial statements and certificates for the applicable measurement period with respect to which a violation occurred, Borrowers deliver evidence that one or more Person's reasonably acceptable to Lender have made a capital contribution to Parent in an amount equal to the difference between Borrowers' actual Tangible Net Worth as of the applicable measurement date and the Tangible Net Worth required by Section 7.20(a)(i) for such measurement date, then no Event of Default shall be deemed to have occurred as a result of Borrowers' failure to maintain the minimum Tangible Net Worth required as of the relevant measurement date; provided, further, however, that Borrowers' may not cure more than 3 violations of the Tangible Net Worth covenant set forth in Section 7.20(a)(i) in any 12 month period;

        8.3 If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

        8.4 If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

        8.5 If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder,
(d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

        8.6 If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

        8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's or any of its Subsidiaries' assets;

        8.9 If there is a default in any material agreement, including any agreement with any purchase money financier or equipment lessor, to which any Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

        8.10 If any software licensor of a Borrower or Canadian Obligor gives notice of its election to terminate any agreement between such Person and the applicable Borrower or Canadian Obligor and Borrowers or the Canadian Obligors, as applicable, do not have a suitable substitute for the licensed software;

        8.11 If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

        8.13 If the obligation of any Canadian Obligor under its guaranty is limited or terminated by operation of law or by such Canadian Obligor thereunder;

        8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

        8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document; or

        8.16 If there is a default in any UK Loan Document and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by Lender, irrespective of whether exercised, to accelerate the maturity of the UK Holding Company's or the UK Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein.

9. THE LENDER'S RIGHTS AND REMEDIES.

        9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

                        (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                        (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                        (e) Cause Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

                        (f) Without notice to or demand upon any Borrower or Canadian Obligor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                        (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

                        (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                        (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                        (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                        (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                        (i) Lender shall give Administrative Borrower (for the
                benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                        (ii) The notice shall be personally delivered or mailed,
                postage prepaid, to Administrative Borrower as provided in
                Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                        (l) Lender may credit bid and purchase at any public sale;

                        (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                        (n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                        (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower).

        9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

                If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

        11.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

        11.2 LENDER'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

        11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO

EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

                Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

               If to Administrative
               Borrower:              FUTURELINK CORP.
                                      2 South Point Drive
                                      Lake Forest, California 92630
                                      Attn:   Ross Vincenti, Esq.
                                      Fax No. 949.672.3117

               with copies to:        PAUL HASTINGS JANOFSKY & WALKER, LLP
                                      399 Park Avenue, 31st Floor
                                      New York, New York 10022
                                      Attn: Tom Pollock, Esq.
                                      Fax No. 212.319.4090

               If to Lender:          FOOTHILL CAPITAL CORPORATION
                                      2450 Colorado Avenue
                                      Suite 3000 West
                                      Santa Monica, California  90404
                                      Attn: Business Finance Division Manager
                                      Fax No. 310.453.7413

               with copies to:        BROBECK, PHLEGER & HARRISON LLP
                                      550 South Hope Street, Suite 2100
                                      Los Angeles, CA 90071
                                      Attn:  John Francis Hilson, Esq.
                                      Fax No. 213.745.3345

                Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF

LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

        14.1 ASSIGNMENTS AND PARTICIPATIONS.

                        (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement.

                        (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and
(ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                        (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                        (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                        (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                        (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

        15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

        16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

        16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        16.5 WITHHOLDING TAXES. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

        16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and each of Borrowers.

        16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

        16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any Canadian Obligor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers or the Canadian Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        16.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

        16.11 CANADIAN OBLIGORS. Each of the Borrowers, Canadian Obligors, and Lender hereby acknowledge and agree that the Canadian Obligors are guarantors of the Obligations and not the principal obligors thereof.

                           [Signature page to follow.]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                 FUTURELINK CORP.,
                                 a Delaware corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President


                                 FUTURELINK MICRO VISIONS CORP.,
                                 a Delaware corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President


                                 FUTURELINK ASYNC CORP.,
                                 a Delaware corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President


                                 FUTURELINK PLEASANTON CORP.,
                                 a Delaware corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President


                                 FUTURELINK MADISON CORP.,
                                 a Delaware corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President


                                 FUTURELINK VSI CORP.,
                                 a Maryland corporation

                                 By: /s/ COREY E. FISCHER
                                     -------------------------------------
                                 Title: Vice President

                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation

                                 By: /s/ WILLIAM SHIAO
                                     -------------------------------------
                                 Title: Vice President

                                   EXHIBIT B-1
                      (Form of Borrowing Base Certificate)


                            [on Parent's Letterhead]



Foothill Capital Corporation
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404

                  The undersigned, the [chief financial officer] of FutureLink Corp., a Delaware corporation ("Parent"), pursuant to Section 6.2 of that certain Loan and Security Agreement, dated as of November __, 2000 (the "Loan Agreement"), entered into among Parent and each of Parent's Subsidiaries identified on the signature pages to the Loan Agreement (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers") and Foothill Capital Corporation, a California corporation ("Lender"), hereby certifies to Lender that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that each Borrower is in compliance with and, after giving effect to any currently requested loans, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

                  All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Effective Date of Calculation: ________________________________

A.       BORROWING BASE CALCULATION

1.       Eligible Borrower Accounts:

         a.       (1) Amount of Eligible
                  Borrower Accounts (as
                  detailed on Schedule A.1
                  attached hereto and
                  incorporated herein by this
                  reference):                     $___________

                  (2) Advance rate against
                  Eligible Borrower Accounts:              85%

                  (3) Item a(1) times Item
                  a(2):                           $___________

                  (4) Amount, if any, of the
                  Dilution Reserve:               $___________

                  (5) Net Eligible Borrower
                  Accounts (Item a(3) minus
                  Item a(4)):                     $___________

         b.       Amount of Borrowers'
                  Collections with respect to
                  Accounts for a period
                  immediately preceding the
                  date of determination to be
                  determined by Lender in its
                  Permitted Discretion
                  following Borrowers'
                  compliance with Section
                  3.2(b) of the Loan
                  Agreement:                      $___________

                    The lesser of Items a and b =                   $___________

2.       Eligible Canadian Accounts:

         a.       (1) Amount of Eligible
                  Canadian Accounts (as
                  detailed on Schedule A-1
                  attached hereto and
                  incorporated herein by this
                  reference):                     $___________

                  (2) Advance rate against
                  Eligible Canadian Accounts               85%

                  (3) Item a(1) times Item a(2):  $___________

                  (4) Amount, if any, of the
                  Canadian Dilution Reserve:      $___________

                  (5) Net Eligible Canadian
                  Accounts (Item a(3) minus
                  Item a(4)):                     $___________

         b.       Amount of Canadian
                  Obligors' Collections with
                  respect to their accounts
                  for a period immediately
                  preceding the date of
                  determination to be
                  determined by Lender based
                  upon the results of
                  Lender's audit, appraisal,
                  and standard due diligence
                  of the Canadian Obligors:       $___________

         c.       Maximum Canadian Advance
                  Amount:                         $ 10,000,000

                The lesser of Items a, b, and c =                   $___________

3.       Eligible Non-Citrix Accounts

         a.       (1) Amount of Eligible
                  Non-Citrix Accounts (as
                  detailed on Schedule A-1
                  attached hereto and
                  incorporated herein by this
                  reference):                     $___________

                  (2) Advance rate against
                  Eligible Non-Citrix
                  Accounts:                                85%

                  (3) Item a(1) times Item
                  a(2):                           $___________

                  (4) Amount, if any, of the
                  ASP Dilution Reserve
                  (Non-Citrix):                   $___________

                  (5) Net Eligible Non-Citrix
                  Accounts (Item a(3) minus
                  Item a(4)):                     $___________

         b.       $2,500,000                      $  2,500,000

                    The lesser of Items a and b =                   $___________

4.       Eligible Citrix Accounts:

         a.       (1) Amount of Eligible
                  Citrix Accounts (as
                  detailed on Schedule A-1
                  attached hereto and
                  incorporated herein by this
                  reference):                     $___________

                  (2) Advance rate against
                  Eligible Citrix Accounts:                85%

                  (3) Item a(1) times Item
                  a(2):                           $___________

                  (4) Amount, if any, of the
                  ASP Dilution Reserve
                  (Citrix):                       $___________

                  (5) Net Eligible Citrix
                  Accounts (Item a(3) minus
                  Item a(4)):                     $___________

         b.       $500,000                        $    500,000

                    The lesser of Items a and b =                   $___________

5.       Aggregate amount of reserves, if
         any, established by Lender under
         Section 2.1(b) of the Loan
         Agreement:                                                 $___________

          Item 1 plus Item 2 plus Item 3 plus Item 4 minus Item 5 = $___________

B.       AVAILABILITY CALCULATION

1.       Maximum Permitted Advances

         a.       Maximum Revolver Amount         $___________

         b.       Letter of Credit Usage          $___________

                            Item a minus Item b =                   $___________

2.       Advances permitted under Borrowing Base

         a.       Borrowing Base (from
                  Section A)                      $___________

         b.       Letter of Credit Usage:         $___________

                            Item a minus Item b =                   $___________

3.       Availability

         a.       Permitted Advances (the
                  lesser of item 1 and item
                  2):                             $___________

         b.       Aggregate amount of
                  outstanding Advances:           $___________

                            Item a minus Item b =                   $___________


                  [Remainder of page intentionally left blank.]

                  The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

                                                                               ,
                                                -------------------------------
                                                a                              ,
                                                  -----------------------------
                                                as Borrower

                                                By:
                                                    ----------------------------
                                                Title:
                                                       -------------------------

                                   EXHIBIT C-1
                        (Form of Compliance Certificate)


                            [on Parent's letterhead]


To:      Foothill Capital Corporation
         2450 Colorado Avenue, Suite 3000 West
         Santa Monica, California 90404
         Attn: Business Finance Division Manager


                  Re:      Compliance Certificate dated ________________________

Ladies and Gentlemen:

                  Reference is made to that certain Loan and Security Agreement, dated as of November __, 2000 (the "Loan Agreement") among Futurelink Corp., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages to the Loan Agreement (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers") and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

                  Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Administrative Borrower hereby certifies that:

                  1. The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for lack of footnotes and being subject to year-end adjustments, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents in all material respects the financial condition of Parent and its Subsidiaries.

                  2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

                  3. Borrowers are in timely compliance with all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrowers are in compliance with the covenants contained in Section 7.20 of the Loan Agreement as demonstrated on Schedule 3 hereof.

                  4. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking, or propose to take with respect thereto.


                  IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.


                                                                               ,
                                                -------------------------------
                                                a                              ,
                                                  -----------------------------
                                                as Borrower

                                                By:
                                                    ----------------------------
                                                Title:
                                                       -------------------------

                                   SCHEDULE 3


1.       MINIMUM TANGIBLE NET WORTH.

         (a) The Tangible Net Worth of Parent and its Subsidiaries, as of the last day of the fiscal quarter ending ___________, _____, is calculated as follows:

                  (i)    Total stockholder's
                         equity of Parent and
                         its Subsidiaries at
                         book value:              $_________________

                  (ii)   the Subordinated
                         Debt:                    $________________

                  (iii)  Item (a)(i) plus
                         Item (a)(ii):            $________________

                  (iv)   All Intangible
                         Assets of Parent and
                         its Subsidiaries:        $________________

                  (v)    All of Parent's and
                         its Subsidiaries'
                         prepaid expenses:        $________________

                  (vi)   All amounts due to
                         Parent and its
                         Subsidiaries from
                         Affiliates:              $________________


                  (vii)  Item (a)(iv) plus
                         Item (a)(v) plus
                         Item (a)(vi):            $________________


Item (iii) minus Item (vii)
(= Tangible Net Worth):                           $________________

         (b) The Tangible Net Worth set forth above [IS/IS NOT] at least the required amount set forth in Section 7.20(a)(i) of the Loan Agreement as of the applicable date set froth opposite thereto.

2.       MAXIMUM CAPITAL EXPENDITURES.

         (a) The aggregate amount of non-financed capital expenditures made or committed to be made to date in fiscal year 2001 and each fiscal year thereafter is $________________.

         (b) The aggregate amount set forth above [IS/IS NOT] less than or equal to the amount set forth in Section 7.20(b) of the Loan Agreement.

                                  SCHEDULE A.1

                          (ELIGIBLE BORROWER ACCOUNTS)


                                       [ ]





                          (ELIGIBLE CANADIAN ACCOUNTS)


                                       [ ]





                         (ELIGIBLE NON-CITRIX ACCOUNTS)


                                       [ ]





                           (ELIGIBLE CITRIX ACCOUNTS)


                                       [ ]

                                  SCHEDULE A.2

                              (ELIGIBLE INVENTORY)

 Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule P-1

                                 PERMITTED LIENS


FUTURELINK CORP.

      1.   Transamerica Business Credit Corporation
           -    Reg. #9935160743; collateral: equipment sold by TBCC
           -    Reg. #0007461024; collateral: specific equipment

      2.   Compaq Financial Services Corporation
           -    Reg. #9934360283; collateral: equipment under lease

      3.   GATX Technology Services corporation

           -    collateral: equipment under lease

      4.   Unisys Corporation
           -    Reg. #0007460404; collateral: computer and other equipment

      5.   EMC Corporation
           -    Reg. #0001060733; collateral: specific equipment
           -    Reg. #0001060743; collateral: specific equipment
           -    Reg. #0007760039; collateral: specific equipment
           -    Reg. #0025061088; collateral: specific equipment

      6.   Fleet Business Credit Corporation
           -    Reg. #0001060738; collateral: specific equipment

      7.   Hewlett Packard Company
           -    Reg. #0016060387; collateral: equipment under lease

      FUTURELINK PLEASANTON CORP.

           None

      FUTURELINK VSI CORP.

           None

      FUTURELINK MADISON CORP.

      1.   NIA National Leasing Inc.
           - Reg. #001924 (assigned to Leasevest Capital Corp.); collateral: specific equipment
           - Reg. #001933 (assigned to Advanta Leasing Corp.); collateral: specific equipment
           - Reg. #99PN07190 (assigned to Advanta Leasing Corp.); collateral: specific equipment
           - Reg. #99PN01056 (assigned to Leasevest Capital Corp.); collateral: specific equipment

      2.   Unicyn Financial Corporation
           - Reg. #173465 (assigned Green Tree Vendor Services Corporation); collateral: specific equipment
           - Reg. #99PN48889 (assigned Green Tree Vendor Services Corporation); collateral: specific equipment

      FUTURELINK ASYNC CORP.

           None

      FUTURELINK MICRO VISIONS CORP.

      1.   Hewlett Packard Company
           -    Reg. #9934260066; collateral: specific equipment

      2.   Transamerica Business Credit Corporation

           -    Reg. #9935160746; collateral: specific equipment

           -    Reg. #0007560143; collateral: specific equipment

           -    Reg. #0021760510; collateral: specific equipment

      3.   Data General Corporation
           -    Reg. #0006760426; collateral: specific equipment

      FUTURELINK CANADA CORP.

      1.   Compaq Financial Services Canada Corporation
           -    Reg. #00071812051; collateral: computer equipment under lease
           - Reg. #20000203 1809 1531 0812; collateral: computer equipment under lease
           - Reg. #20000927 1831 1531 1981; collateral: computer equipment under lease
           - Reg. #20000914 1810 1531 5881; collateral: computer equipment under lease
           - Reg. #20000921 1808 1531 5096; collateral: computer equipment under lease
           - Reg. #20000921 1808 1531 5097; collateral: computer equipment under lease
           - Reg. #20000921 1808 1531 5098; collateral: computer equipment under lease
           - Reg. #20000823 1756 1531 0470; collateral: computer equipment under lease
           - Reg. #20000921 1808 1531 8632; collateral: computer equipment under lease
           - Reg. #20000328 1802 1531 3186; collateral: computer equipment under lease
           - Reg. #19990820 1204 7029 3124; collateral: all goods provided by Compaq

      2.   Ingram Micro Inc.
           - Reg. #97101729933 (as amended); collateral: all present and after acquired personal property
           -    Reg. #20000913 1536 1826 0812; collateral: not stated
           - Reg. #19931018 0901 0004 0957; collateral: general security agreement
           -    Reg. #19961015 1711 1826 0223; collateral: not stated
           -    Reg. #19990928 1441 1826 0656; collateral: not stated

      3.   Newcourt Financial Ltd.
           -    Reg. #98061517201; collateral: photocopier
           -    Reg. #99011902154; collateral: telephone system equipment
           -    Reg. #19990504 1811 1531 8522; collateral: not stated

      4.   Merisel Canada Inc.
           - Reg. #95050916808 (as amended); collateral: all present and after acquired personal property
           -    Reg. #00050405422; collateral: computer hardware
           -    Reg. #19990315 0844 1192 0202; collateral: not stated
           -    Reg. #19990205 0849 1192 9831; collateral: computer equipment

      5.   Maramello Motors Ltd.
           -    Reg. #199990205 1801 1531 9831; collateral: vehicle

      6.   The Bank of Nova Scotia;
           -    Reg. #199990205 1801 1531 9831; collateral: vehicle

      7. Bayshore Leasing Corporation
           -    Reg. #19980625 1703 1672 4888; collateral: equipment
           -    Reg. #19980304 1617 1672 4549; collateral: equipment

      8.   Tech Data Canada Inc.
           - Reg. #20000720 1105 9075 0327; collateral: general security agreement
           -    Reg. #19971031 1059 0043 6715; collateral: not stated

      9.   National leasing Group Inc.
           -    Reg. #99011511476; collateral: telephone equipment system

      10.  Accel Capital Corp.
           -    Reg. #99033026792; collateral: office furniture

      11.  Hewlett Packard (Canada) Ltd.
           -    Reg. #99102217579; collateral: computer equipment

      12.  Transamerica Business Credit Corporation
           -    Reg. #99112400579; collateral: computer equipment

      13.  Commcorp. Financial Services Inc.
           -    Reg. #97062504440; collateral: computer equipment

      14.  Ikon Office Solutions, Inc.
           -    Reg. #9905270453; collateral: photocopier
           -    Reg. #99052704444; collateral: fax machine

      3045207 NOVA SCOTIA CORP.

           None

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                 Schedule 2.7(a)

                           U.S. CASH MANAGEMENT BANKS

Wells Fargo
2030 Main Street #900
Irvine, CA 92614
Sally Hoffman
(949)251-4119

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                 Schedule 2.7(c)

                         CANADIAN CASH MANAGEMENT BANKS

CIBC
309 8th Avenue SW
Calgary, Alberta  T2P-2P2
Leanne Paulsen
(403) 221-5364

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.5

                      LOCATIONS OF INVENTORY AND EQUIPMENT


---------------------------------------------------------------------------------------------------------------------
      ENTITY                               STREET                        CITY          STATE        ZIP       COUNTRY
---------------------------------------------------------------------------------------------------------------------
FutureLink Corp.                  2 South Pointe Drive                Lake Forest    California    92630        USA

FutureLink Micro Visions Corp.    2 South Pointe Drive                Lake Forest    California    92630        USA

FutureLink VSI Corp.              6980 Muirkirk Meadows Drive         Beltsville     Maryland      20705        USA

FutureLink Async Corp.            2065 E West Maple Rd, Ste C-304     Walled Lake    Michigan      48390        USA

FutureLink Madison Corp.          331 Madison Avenue, 6th Floor       New York       New York      10017        USA

FutureLink Pleasanton Corp.       5976 W Las Positas Blvd, Ste 122    Pleasanton     California    94588        USA

FutureLink Canada Corp.           300, 250 6th Avenue SW              Calgary        Alberta       T2P 3H7      Canada

FutureLink Canada Corp.           2 Gibbs Road                        Etobicoke      Ontario       M9B6L6       Canada

FutureLink Europe Ltd.            The Chestnuts, 2 Old Bath Road      Newbury        Berkshire     RG14 1QL     England

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.7

                          CHIEF EXECUTIVE OFFICE; FEIN


--------------------------------------------------------------------------------------------------------------------------------
                             EIN (OR FOREIGN
         NAME                  EQUIVALENT)               STREET                        CITY         STATE       ZIP      COUNTRY
--------------------------------------------------------------------------------------------------------------------------------
FutureLink Corp.             EIN 95-4763404      2 South Pointe Drive               Lake Forest   California   92630      USA

FutureLink Micro Visions     EIN 33-0877444      2 South Pointe Drive               Lake Forest   California   92630      USA

FutureLink VSI Corp.         EIN 52-2213066      6980 Muirkirk Meadows Drive        Beltsville    Maryland     20705      USA

FutureLink Async Corp.       EIN 95-4763408      2065 E West Maple Rd, Ste C-304    Walled Lake   Michigan     48390      USA

FutureLink Madison Corp.     EIN 13-4103403      331 Madison Avenue, 6th Floor      New York      New York     10017      USA

FutureLink Pleasanton Corp.  EIN 95-4763407      5976 W Las Positas Blvd, Ste 122   Pleasanton    California   94588      USA

FutureLink Canada Corp.      131518722RC0003     2 Gibbs Road                       Etobicoke     Ontario      M9B6L6     Canada

FutureLink  Europe Ltd.      VAT 724538137       The Chestnuts, 2 Old Bath Road     Newbury       Berkshire    RG14 1QL   England

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                Schedule 5.8 (b)

                           CAPITALIZATION OF BORROWERS

FUTURELINK CORP., A DELAWARE CORPORATION ("FUTURELINK")

1. FutureLink is authorized to issue up to 300,000,000 shares of common stock, of which 70,304,754 shares are issued and outstanding.

2.    The following securities are also outstanding:
      a. Options to purchase up to approximately 9,536,000 shares of common stock.
      b.    Warrants to purchase up to 9,251,275 shares of common stock.
      c. 2,199,965 shares of common stock of FutureLink are reserved for issuance to former shareholders of Charon Systems Inc., upon their exchange of exchangeable shares of 1423280 Ontario, Inc., an Ontario corporation, an indirect subsidiary of FutureLink.

3. FutureLink is authorized to issue up to 20,000,000 shares of preferred stock, of which 1,428,571 shares are issued and outstanding as Series A Preferred Stock. There are also outstanding warrants to purchase up to 1,142,857 shares of Series A Preferred Stock.

4. The following entities have anti-dilution rights with respect to shares of common stock or common stock underlying debentures and warrants to purchase common stock of FutureLink that may be triggered depending on the issue or sale price and number of securities issued in future offerings:

      -    Pequot Private Equity Fund II, L.P.
      -    Pequot Partners Fund, L.P.
      -    Pequot International Fund, Inc.
      -    Dimensional Partners Ltd.
      -    Dimensional Partners L.P.
      -    Gerard Klauer & Mattison
      -    SmallCaps Online, LLC
      -    Davis Polk & Wardwell
      -    TBCC Funding Trust
      - Commonwealth Partners LLP, and shares managed by Commonwealth on behalf of certain investors.
      -    Microsoft Corporation

5. Under the Certificate of Designation for the Preferred Stock, on June 28, 2004, a majority of the holders of the Preferred Stock may require that FutureLink redeem all outstanding shares of Preferred Stock.

FUTURELINK MICRO VISIONS CORP.
There are 1,500 shares of common stock authorized for issuance, of which 500 shares are issued and outstanding.

FUTURELINK PLEASANTON CORP.
There are 1,500 shares of common stock authorized for issuance, of which 500 shares are issued and outstanding.

FUTURELINK ASYNC CORP.
There are 1,500 shares of common stock authorized for issuance, of which 500 shares are issued and outstanding.

FUTURELINK MADISON CORP.
There are 1,500 shares of common stock authorized for issuance, of which 100 shares are issued and outstanding.

FUTURELINK VSI CORP.
There are 1,500 shares of common stock authorized for issuance, of which 500 shares are outstanding.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                Schedule 5.8 (c)

                    CAPITALIZATION OF BORROWERS' SUBSIDIARIES

1.    FutureLink has a 100% interest in each of the following U.S. subsidiaries:
      FutureLink Micro Visions Corp., a Delaware corporation, FutureLink Pleasanton Corp., a Delaware corporation, FutureLink Async Corp., a Delaware corporation, FutureLink Madison Corp., a Delaware corporation, and FutureLink VSI Corp., a Maryland corporation The capitalization and jurisdiction of incorporation of each subsidiary is set forth on Schedule
      5.8 (b).

2. FutureLink has an 11% interest in Thin Client Organization, LLC, a Washington LLC. Scott Gorcester of Moose Logic, Bill Botti of FutureLink, Roger Flink of Vector Technology, Brad Truman of InfloLAN, Inc., Peter Heles of Lantech of America Inc., Chris Harvey of FutureLink, Jonathan Katz of Omnitech Corp. Solutions, Inc. and Ken Schumacher of FutureLink have equal interests in the remaining 89% of Thin Client Organization, LLC.

3.    FutureLink holds interests in non-U.S. entities as set forth below:

            100% interest in 3045207 Nova Scotia Company, a Nova Scotia unlimited liability company, which has 1,000,000 shares of common stock authorized for issuance, of which 100 shares are issued and outstanding to FutureLink.

            Approximately 81.62% of 1423280 Ontario Inc., an Ontario corporation, which has authorized for issuance (i) an unlimited number of Class A non-voting preference shares, (ii) an unlimited number of Class B non-voting preference shares, (iii) an unlimited number of Class C voting preference shares, (iv) an unlimited number of common shares, and (v) an unlimited number of Class B non-voting common shares. FutureLink's ownership of 1423280 Ontario, Inc. is by direct ownership of 2,426,191.387 common shares and indirectly by its beneficial ownership of 7,500,000 Class C voting shares of Ontario through its ownership of 3045207 Nova Scotia Company. Combined, the common shares and Class C voting shares represent all the issued and outstanding voting shares of 1423280 Ontario Inc.

            Approximately 81.62% ownership interest FutureLink Canada Corp., an Alberta corporation, which has authorized for issuance (i) an unlimited number of common shares, (ii) an unlimited number of Class B common shares, and (iii) an unlimited number of preferred shares. There are 100 issued and outstanding common shares, of which all are owned by 1423280 Ontario Inc.

            100% interest in KNS Holdings Limited, a U.K. corporation, which wholly owns FutureLink Europe Limited, a U.K. corporation.

4. FutureLink's U.S. Subsidiaries do not have any direct or indirect subsidiaries.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                Schedule 5.9 (b)

                         DUE AUTHORIZATION; NO CONFLICT

1. Under a Loan and Security Agreement dated November 3, 1999, between Transamerica Business Credit Corporation, FutureLink, and FutureLink Micro Visions Corp., as amended, subject to certain inapplicable exceptions, FutureLink may not allow any liens on the equipment securing the loan.

2. Under a Master Lease and Financing Agreement dated December 14, 1999, between Compaq Financial Service Corporation and FutureLink, (a) Compaq must consent to the incurrence by FutureLink of a substantial amount of indebtedness other than in the ordinary course of business, and (b) FutureLink may not allow any lien to exist on the equipment securing the loan.

3. Under the Master Lease Agreement dated December 16, 1999, between EMC Corporation and FutureLink, FutureLink must obtain the consent of EMC before allowing any lien on the equipment securing the loan.

4. Under the Master Lease Agreement between GATX Technology Services Corporation and FutureLink, FutureLink must obtain the consent of GATX before allowing any lien on the equipment securing the loan.

5. Under a Securities Purchase Agreement dated October 15, 1999 (the "Pequot Agreement"), between FutureLink, Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc., Dimensional Partners Ltd. and Dimensional Partners L.P. (collectively, the "Investors"), the Investors have pre-emptive rights, including, the right to receive fifteen (15) days advance notice of the sale of any FutureLink common stock.

6. Under an Engagement Letter dated May 28, 1999, between Gerard Klauer Mattison & Co., Inc. ("GKM") and FutureLink Distribution Corp., the predecessor--in-interest of FutureLink, FutureLink granted GKM a right of first refusal to be the lead placement agent in connection with any private sale of securities of FutureLink, until January 28, 2001. In addition, GKM was granted preemptive rights under the Pequot Agreement.

7. Under the Underwriting Agreement dated June 29, 2000, between FutureLink, Bear Stearns & Co. Inc., and C.E. Unterberg Towbin, FutureLink must obtain the consent of Bear Stearns prior to certain issuances or pledges of securities of FutureLink.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.10

                                   LITIGATION

1. Chan v. FutureLink, et al., filed in January 2000, in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action No. 0001-01343. Michael Chan sued FutureLink Distribution Corp. ("FutureLink Alberta") alleging that FutureLink Alberta breached its contract to deliver him options to purchase 250,000 Class "A" common shares of FutureLink Alberta at $1.00 per share. Mr. Chan seeks 50,000 shares of common stock of FutureLink or, alternatively, damages of approximately $1.5 million in cash, general damages of approximately $200,000 and punitive damages of approximately $200,000.

2. Integrated Solutions Corp. v. FutureLink Alberta and Brian Greenlaw, filed in July 2000 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action No. 0001-11427. Integrated Solutions Corp. ("ISC") filed a Statement of Claim against FutureLink Alberta and Brian Greenlaw, a former employee of ISC and a current employee of FutureLink Alberta. ISC alleges that FutureLink Alberta induced Mr. Greenlaw to breach an employment agreement with ISC and to disclose to FutureLink Alberta confidential ISC information. ISC also alleges that Mr. Greenlaw is helping FutureLink Alberta compete with ISC. ISC seeks $1,500,000 in general damages and $500,000 in punitive damages from FutureLink Alberta and Mr. Greenlaw, jointly.

3. Midland Walwyn Capital Inc. v. Core Ventures, Inc., filed in June 1998, in the Ontario Court of Justice (General Division), Court File No. 97-CV-134063. Midland Walwyn Capital Inc. ("MWC") (now Merrill Lynch Canada Inc.), filed suit against Core Ventures, Inc. (the "Company"), a predecessor-in-interest to FutureLink Corp, Abecorn Enterprises Limited ("Abecorn"), Alixe Cormick, Venture Law Corporation, and Raymond Kompani. MWC alleges fraudulent misrepresentation, negligent misrepresentation or intentional or negligent interference with contractual relations, related to a share sale transaction in which Mr. Kompani apparently failed to pay Abecorn for 50,000 shares of the Company's common stock he purchased from Abecorn. At the time of the alleged transactions, Mr. Xinos of Abecorn was a director of FutureLink Alberta, Ms. Cormick of Venture Law Corporation was legal counsel to FutureLink Alberta and Mr. Kompani had no relation to FutureLink Alberta. MWC seeks CDN$500,000 from the defendants. On January 19, 1998, Mr. Xinos indemnified the Company for any losses arising from the MWC lawsuit.

4. TAP Consulting v. SysGold Ltd., filed in August 1998, in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Case No. 9801-11187. TAP Consulting ("TAP") filed a Statement of Claim against SysGold Ltd. ("SysGold"), a company which has since amalgamated into FutureLink Alberta. TAP alleges that SysGold wrongfully terminated a management services contract between the parties. TAP seeks CDN$150,000 plus court costs. When SysGold amalgamated into FutureLink Alberta, Donald Bialik, SysGold's former principal, indemnified the Company for losses suffered by the Company arising from the TAP lawsuit. TAP has failed to pursue this claim, which will expire by operation of law in the near future if further steps are not taken by TAP.

5. 554495 Alberta Ltd. v. Coffee.com Interactive Cafe Corp., filed in October 1997, in the Court of Queen's Bench of Alberta, Judicial Centre of Calgary, Case No. 9701-15514. 554495 Alberta Ltd. filed this lawsuit against Coffee.com Interactive Cafe Corp., a predecessor in interest to FutureLink Alberta, alleging that FutureLink Alberta breached a commercial lease. The plaintiff seeks over CDN$285,000 plus costs. FutureLink Alberta filed a defence and counterclaim seeking CDN$390,000 plus legal costs. The matter was recently submitted to a mediator.

6. Brian Greenlaw v. FutureLink Distribution Corp., filed on October 24, 2000, in the Court of Queens's Bench of Alberta, Judicial District of Calgary, Case No. 0001-17092. Brian Greenlaw filed a claim against FutureLink Corp., alleging wrongful dismissal. Mr. Greenlaw was terminated from the Company's Calgary office on or about September 14, 2000. Mr. Greenlaw seeks $20,000 damages for wrongful dismissal, $5,000 for pay in lieu of notice, unspecified bonus pay and punitive and special damages.

7. We are aware that in October 1998, the SEC announced the filing of an enforcement action against the publisher of an Internet newsletter called The Future Superstock, written by Jeffrey Bruss. According to the SEC's litigation release, the SEC's complaint alleged that The Future Superstock recommended to the newsletter's more than 100,000 subscribers and to visitors to the newsletter's website the purchase of approximately 25 microcap stocks which it predicted to double or triple in the next three to twelve months. According to the SEC's release, in most instances, the prices of recommended securities increased for a short period of time after The Future Superstock newsletter made a recommendation, after which the prices of those stocks dropped substantially. According to press reports, Jeffrey C. Bruss claimed that he received $300,000 from us to promote our stock. The SEC sought civil penalties against the publisher of the newsletter. The SEC did not bring any action against us. We believe that we made no payments to Mr. Bruss, but one or more persons who were associated with our predecessor company prior to 1998 may have made payments. We are unable to determine whether, as a result of the alleged activities of Mr. Bruss, any stockholder suffered any losses for which we might be liable.

8. SmallCaps OnLine Group LLC, previously known as Bridge Technology Group LLC, sued us on January 12, 2000 in the New York County Supreme Court to recover fees we allegedly owed for advisory and investor relations services. SmallCaps' complaint requested compensation for fees totaling $5.1 million, as well as warrants to purchase an aggregate of 3,289,689 shares of our common stock at exercise prices ranging from $1.00 to $8.50 per share. The total value of the damages SmallCaps claimed was $110.0 million. On February 11, 2000, we settled SmallCaps' complaint by agreeing to pay SmallCaps $5.0 million on or before March 14, 2000, and to issue to

      SmallCaps warrants to purchase an aggregate of 3,000,000 shares of our common stock at exercise prices ranging from $8.50 to $22.50 per share, subject to anti-dilution protection. We issued the warrants to SmallCaps on March 1, 2000 and paid SmallCaps the $5.0 million on March 14, 2000.

9. On November 6, 1998, our former Chief Executive Officer and a director, Mr. Cameron Chell, entered into a Settlement Agreement with The Alberta Stock Exchange to resolve a pending investigation into Mr. Chell's alleged breaches of Alberta Stock Exchange rules and by-laws. As part of the Settlement Agreement, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance relating to various offers and sales of securities, and Mr. Chell was prohibited from receiving Alberta Stock Exchange approval in any capacity for a five year period, subjected to a CDN$25,000 fine and a three year period of enhanced supervision. We cannot be certain that the Settlement Agreement with the Alberta Stock Exchange ends all proceedings with regard to these matters.

10. On January 20, 2000, we commenced a proceeding in Canada against Mr. Chell, various other former employees of and consultants to our company and various other defendants alleging that these defendants misappropriated a corporate opportunity in breach of fiduciary and contractual obligations. Most of these defendants made counterclaims against us seeking, among other things, damages for interference with their economic interests and for severance compensation in the form of cash and stock options. We entered into a settlement agreement with the defendants effective April 26, 2000 that has the following key terms: (i) Mr. Chell will be entitled to exercise options to acquire 175,000 shares of common stock that were scheduled to vest June 1, 2000; (ii) Mr. Chell or his nominee shall pay to us $400,000 in settlement of a related party debt that involved Mr. Chell; and (iii) all other claims will be dropped by all parties, who have provided mutual releases, with the claim and counterclaims to be discontinued.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.14

                              ENVIRONMENTAL MATTERS

           FutureLink merged with a publicly traded company that prior to 1992 was engaged in the natural resource exploration and development business, including mining and oil and gas. FutureLink is aware of the following matters that may relate to FutureLink's pre-1992 operations:

      1. The issuance of a notice of violation by EPA Region 8 under the Toxic Substances Control Act, to Core Mineral Recoveries Inc., an individual executive, and another company controlled by the same individual, for the improper storage and disposal of certain PCB materials associated with capacitors or motors. The notice led to a hearing before an administrative law judge and, at Core's failure to appear at the hearing, the issuance of a default order for a penalty of $8,000. Information reviewed to date has not confirmed whether the penalty was paid or what the liability relating thereto would currently be if such penalty was not paid.

      2. A U.S. EPA database lists Core Mineral Recoveries Inc. in Henderson, Colorado, as subject to some action under the Resource Conservation Recovery Act. The reason for this listing is presently unknown, but it may relate to alleged improper disposal of construction debris at a site that was later licensed by the State of Colorado. Information reviewed to date has not been sufficient to confirm whether this relates to a violation or whether there has been any resolution of the matter.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.16

                              INTELLECTUAL PROPERTY


TRADEMARK APPLICATIONS:

Type                Jurisdiction                      Mark                  Application Date         Application Number
----                ------------                      ----                  ----------------         ------------------
Word                   U.S.A.               APPLICATION PORTAL                  3/26/99                  75/669,151
Word                   U.S.A.               FLINK                               2/18/98                  75/436/229
Word                   U.S.A.               FUTURELINK                          2/18/98                  75/436,228
Word                   U.S.A.               FUTURESERVE                         2/18/98                  75/436/227
Word                   U.S.A.               THECOMPUTER UTILITY COMPANY         3/26/99                  75/668,792
Word                   U.S.A.               THE COMPUTER UTILITY SERVICE        3/26/99                  75/669/152
Word                   U.S.A.               W.A.T.C.H.                          9/10/98                  75/551/171
Word                   U.S.A.               WIDE AREA THIN CLIENT HOOKUP        9/10/98                  75/551/172
Word                   U.S.A.               WORLD'S FIRST COMPUTER              9/10/98                  75/551/170
                                            UTILITY COMPANY
Word                   U.S.A.               THE WORLD'S ASP                     8/25/99                  75/785,866
Word                   U.S.A.               KICKING ASP                         8/25/99                  75/785,867
Word                   Canada               KICKING ASP                         9/13/99                  1028504
Word                   Canada               THE WORLD'S ASP                     9/13/99                  1028508
Word                   Canada               FUTURELINK                          6/19/98                  881820
Logo                   Canada               FUTURELINK MARK                     6/19/98                  881819
Logo                   Canada               FUTURELINK DESIGN                   8/10/98                  886736
Word                   Canada               W.A.T.C.H.                          7/23/98                  885111

Type                Jurisdiction                      Mark                  Application Date         Application Number
----                ------------                      ----                  ----------------         ------------------
Word                   Canada               WIDE AREA THIN CLIENT HOOKUP        7/21/98                  884924
Word                   Canada               APPLICATION PORTAL                  3/18/99                  1008919
Word                   Canada               COMPUTER UTILITY                    9/29/98                  891577
Word                   Canada               THE COMPUTER UTILITY COMPANY        3/18/99                  1008918
Word                   Canada               YOUR WAY AHEAD                      9/29/98                  891578
Word                   Canada               THE ASP                             9/13/99                  1028509


TRADEMARK REGISTRATIONS:

Type                         Jurisdiction               Mark                     Registration Date     Registration Number
----                         ------------               ----                     -----------------     -------------------
Word                         Canada                     FUTURESERVE                   1/27/00              TMA522,392
Word                         Canada                     FLINK                         9/7/00               TMA532,325


FutureLink has filed a patent application in Canada for its UniPrint software.

Other companies have claimed prior use of the name "FutureLink" for products or services similar to FutureLink's own. FutureLink is in the process of investigating the rights, if any, others may have to the name. However, FutureLink may not be able to obtain proprietary rights to the use of this name.

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.18

                             DEMAND DEPOSIT ACCOUNTS

        BORROWER                       BANK                     STREET                CITY      STATE    COUNTRY      ZIP
        --------                       ----                     ------                ----      -----    -------      ---
FutureLink Canada Corp.     Bank of Montreal CAD          1230 The Queensway       Etobicoke      ON     Canada     M8Z 1R8
FutureLink Canada Corp.     Bank of Montreal USD          1230 The Queensway       Etobicoke      ON     Canada     M8Z 1R8
FutureLink Canada Corp.     Bank of Nova Scotia -         1092 Islington Avenue    Etobicoke      ON     Canada     M8Z 4R9
                            Mandatek
FutureLink Canada Corp.     Bank of Nova Scotia -         1092 Islington Avenue    Etobicoke      ON     Canada     M8Z 4R9
                            Mandatek
FutureLink Canada Corp.     CIBC                          339-8th Ave SW           Calgary        AB     Canada     T2P-1C4
FutureLink Canada Corp.     CIBC                          309-8th Ave SW           Calgary        AB     Canada     T2P-2P2
FutureLink Canada Corp.     CIBC                          309-8th Ave SW           Calgary        AB     Canada     T2P-2P2
FutureLink Canada Corp.     CIBC                          309-8th Ave SW           Calgary        AB     Canada     T2P-2P2
FutureLink Canada Corp.     CIBC                          309-8th Ave SW           Calgary        AB     Canada     T2P-2P2
FutureLink Canada Corp.     First Union National Bank     214 South Hyde           Tampa          FL     USA        33606
                                                          Park Avenue
FutureLink Madison Corp.    Merchants Bank of New York    145 5th Avenue           New York       NY     USA        10010
FutureLink Madison Corp.    Merchants Bank of New York    145 5th Avenue           New York       NY     USA        10010
FutureLink Madison Corp.    Merchants Bank of New York    145 5th Avenue           New York       NY     USA        10010
FutureLink Madison Corp.    Merchants Bank of New York    145 5th Avenue           New York       NY     USA        10010
FutureLink Madison Corp.    Merchants Bank of New York    145 5th Avenue           New York       NY     USA        10010
FutureLink Micro Visions    Wells Fargo Bank              PO Box 340214            Sacramento     CA     USA        95834-0214
Corp.
FutureLink Micro Visions    Wells Fargo Bank              PO Box 340214            Sacramento     CA     USA        95834-0214
Corp.
FutureLink Micro Visions    Wells Fargo Bank              PO Box 340214            Sacramento     CA     USA        95834-0214
Corp.
FutureLink VSI Corp.        The Columbia Bank             10480 Little Patuxent    Columbia       MD     USA        21044-3523
                                                          Parkway
FutureLink Corp.            CIBC                          Bankers Hall,            Calgary        AB     Canada     T2P 2P2
                                                          309-8th Ave S.W.
FutureLink Corp.            Wells Fargo Bank              PO Box 340214            Sacramento     CA     USA        95834-0214
FutureLink Corp.            First Union National Bank     P.O. Box 2870            Jacksonville   FL     USA        32231
FutureLink Corp.            CIBC Oppenheimer              10880 Wilshire Blvd      Los Angeles    CA     USA        90024

  Disclosure Schedules to Loan and Security Agreement between FutureLink Corp., certain of its Subsidiaries, and Foothill Capital Corporation

                                  Schedule 5.20

                             PERMITTED INDEBTEDNESS

(IN USD$ THOUSANDS)

                                                                                  FUTURELINK    FUTURELINK    FUTURELINK  FUTURELINK
            CREDITOR                                          ADDRESS                CORP.     MICRO VISIONS  PLEASANTON    CANADA
            --------                                          -------                -----     -------------  ----------    ------
CAPITAL LEASES:
GATX Technology Services                          2502 N Rocky Point Drive, Ste
Corporation                                       960, Tampa, FL  33607                 --           2,000         --           --


Transamerica Business Credit     Technology       76 Batterson Park Road,
                                 Finance Division Farmington, CT  06032              1,146             327         --          555


EMC                                               Dept CH 10648, Palatine IL
                                                  60055-0648                            --           4,744         --        1,065


Hewlett Packard                                   333 Logue Avenue, Mountain
                                                  View, CA  94043                       --             179         --           --


Compaq                           PO Box 6         420 Mountain Avenue, Murray
                                                  Hill, NJ  07971                       --           7,767         --        2,029


Data General                     A Division of    PO Box 840442, Dallas TX,
                                 EMC              75284-0442                            --              27         --           --


Sharp Electronics Credit Co                       PO Box 41601, Philadelphia,
                                                  PA  19010                             --              --          6           --

National Capital Leasing Ltd.                     160, 6712 Fisher St. SE,
                                                  Calgary, Alberta T2H 2A7              --              --         --           18


Comdisco Canada Ltd.                              PO Box 3055, Thomas Court,
                                                  Toronto, Ontario M5L 1K1              --              --         --          145


Newcourt Financial                                5035 South Service Rd.  PO Box
                                                  5060, Burlington, Ontario L7R         --              --         --           28
                                                  4C8

Leasing Solution                                  Suite 305, 3 Church Street,
                                                  Toronto, Ontario M5E 1M2              --              --         --           11


OTHER INDEBTEDNESS:
Transamerica Insurance Finance   California       3825 Hopyard Road, Pleasanton,
Corporation                                       CA  94588-8505                       166              --         --           --


Imperial Premium Finance         A SunAmerica     121 Spear Street, 3rd Floor,
                                 Company          San Francisco CA  94105              335              --         --           --

GRAND TOTAL                                                                         $1,647         $15,044      $ 148       $3,851